     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       FINANCIAL PERFORMANCE CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

              NEW YORK                               7372                              13-3236325
     (STATE OR JURISDICTION OF           PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                          335 MADISON AVENUE, 8TH FL.
                            NEW YORK, NEW YORK 10017
                                 (212) 557-0401
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
             COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS
                 SENT TO AGENT FOR SERVICE, SHOULD BE SENT TO:

                               WILLIAM F. FINLEY
                                   PRESIDENT
                       FINANCIAL PERFORMANCE CORPORATION
                          335 MADISON AVENUE, 8TH FL.
                            NEW YORK, NEW YORK 10017
                                 (212) 557-0401

                                WITH A COPY TO:

                            JONATHAN J. RUSSO, ESQ.
                             BAER MARKS & UPHAM LLP
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 702-5700
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED               PROPOSED
                                                                    MAXIMUM                MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE           AGGREGATE              AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED             PER SHARE            OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.........      3,006,000(1)            $0.641(2)              $1,926,846              $535.66
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the registration of 3,006,000 shares of the Company's common stock on behalf of certain selling shareholders, which includes 1,456,000 outstanding shares of common stock and 1,550,000 shares of common stock underlying outstanding warrants.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the closing bid and ask price of the Company's common stock on the OTC Bulletin Board on June 24, 1999.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 28, 1999
                                                           SELLING STOCKHOLDERS'
                                                                      PROSPECTUS

                       FINANCIAL PERFORMANCE CORPORATION

                        3,006,000 SHARES OF COMMON STOCK

                               OTC BULLETIN BOARD
                                      FPCX

---------------------------------------    - This is an offering of common stock by
                                           stockholders of our company.
   THIS INVESTMENT INVOLVES A
   HIGH DEGREE OF RISK. YOU                - The selling stockholders will receive all
   SHOULD PURCHASE SHARES ONLY             of the proceeds from the sale of the stock,
   IF YOU CAN AFFORD A                       less any commissions or discounts paid to
   COMPLETE LOSS OF YOUR                     brokers or other agents. We will not
   INVESTMENT. SEE RISK FACTORS              receive any of the proceeds from the sale
   BEGINNING ON PAGE 4.                      of the stock.
------------------                         - The selling stockholders may offer and sell
                                           the shares at any time in one or more
   Neither the Securities and Exchange       transactions at prevailing market prices,
   Commission nor                             or in privately negotiated transactions at
   any state securities                       prices other than the market price. On
   commission has approved or                 June 21, 1999, the average of the high and
   disapproved the sale of the                low sale price for our common stock as
   shares, or determined if this              quoted on the OTC Bulletin Board was
   prospectus is truthful or                  $0.59375.
   complete. Any representation
   to the contrary is a criminal
   offense.
---------------------------------------

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell their shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell shares and it is not soliciting an offer to buy shares in any state where the offer or sale is not permitted.

                                           , 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    4
Use of Proceeds.............................................   11
Market for Common Equity and Related Stockholder Matters....   11
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   13
Business....................................................   21
Management..................................................   32
Security Ownership of Certain Beneficial Owners and
  Management................................................   39
Certain Relationships and Related Transactions..............   40
Selling Stockholders........................................   43
Description of Securities...................................   45
Plan of Distribution........................................   48
Legal Matters...............................................   48
Experts.....................................................   49
Where You Can Find More Information.........................   49
Index to Financial Statements...............................  F-1

                            ------------------------

     Our principal executive offices are located at 335 Madison Avenue, New York, New York 10017, and our telephone number is (212) 557-0401.
                            ------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our common stock.

                                  OUR COMPANY

OUR SERVICES AND PROPOSED PRODUCT

     Our principal business is marketing specialized merger communications consulting services to the financial services industry. We have also developed specialized software that we plan to market to this industry. Our services and software are designed to identify and analyze the financial impact and competitive position of our customer's products and services and assist them in developing and analyzing their own marketing and communications strategies.

     We have developed expertise in consulting with banks on communications concerning mergers and other business combinations and sales promotions. Our customers have included First Union National Bank, Chemical Bank (now The Chase Manhattan Bank), The Bank of New York, Citibank, First National Bank of Maryland, The Dime Savings Bank of New York, Fleet Bank, CIT Group and PNC National Bank.

     Our software program that we intend to market is called MARS(TM), which stands for Managing Account Relationships. MARS is an integrated planning and sales management system designed to gather and sort information on the user's marketing activity and analyze the results of the user's sales efforts and profitability of its products. We created MARS for the banking industry as a tool to enable a bank's management to analyze in greater detail the products it offers and the profitability and contributions of each of the various departments within the bank. We believe that MARS will enable users to monitor the income and new business contributions of each department faster and more efficiently than other currently available software applications. Among our other planned marketing efforts, we intend to market MARS to those banks to whom we have provided merger communications consulting services as a way for them to gather and analyze performance and profitability post-merger. We have completed the development stage of the current version of MARS and we are currently testing this version. We cannot predict when MARS will be available for sale. (see "Our History" below).

OUR HISTORY

     We were incorporated in New York in August 1984 under the name Performance Services Group, Inc. and changed our name to Financial Performance Corporation in June 1986. In February 1990, we became insolvent and, as a result, ceased our day-to-day operations. We were inactive from February 1990 to November 1992.

     We resumed operations in January 1993. At that time, we raised working capital through private debt and equity issuances. In 1994, we began implementing a business strategy of establishing subsidiary companies to engage in related or complementary areas of the financial services industry. As a result, together with certain of our affiliates, we formed three subsidiaries:
Michaelson Kelbick Partners Inc. ("MKP"), FPC Information Corp. ("FPC Information") and Aspen Capital Management, LLC ("Aspen"). MKP is the subsidiary through which we provide merger communications and marketing services to the financial services industry and FPC Information holds the rights to our MARS software. Aspen is inactive. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     We incurred losses in five of the last six fiscal years. For the year ended September 30, 1996, we generated approximately $8,780,000 in revenues, $278,000 in operating income, losses of approximately $15,000 from continuing operations, and a net loss of approximately $235,000. For the year ended December 31, 1997, we generated approximately $8,383,000 in revenues, had an operating loss of approximately $569,000, losses from continuing operations of approximately $516,000 and a net loss of approximately $551,000. For the year ended December 31, 1998, we generated approximately $21,492,000 in revenues, had operating income of approximately $2,946,000 and net income of approximately $2,107,000.

     Our revenues have historically been generated from a limited number of customers. For the year ended December 31, 1997, three customers of MKP accounted for an aggregate of approximately 77% of our total revenues, with one customer of MKP accounting for 48% of total revenues. For the year ended December 31, 1998, three customers of MKP accounted for an aggregate of approximately 83% of our total revenues, with one customer of MKP accounting for approximately 55% of our total revenues. For the three months ended March 31, 1999, two customers of MKP accounted for an aggregate of approximately 84% of our total revenues, with one customer of MKP accounting for approximately 74% of our total revenues.

     Our common stock is quoted on the OTC Bulletin Board under the symbol
"FPCX."

                                  THE OFFERING

     Stockholders may offer and sell up to 3,006,000 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of these shares. However, we will receive proceeds from the exercise, in cash, of warrants to purchase shares of common stock, which shares are being offered in this prospectus. See "Use of Proceeds" and "Selling Stockholders."

                                  RISK FACTORS

     Investing in our common stock involves significant risks. You should consider the information under the caption "Risk Factors" beginning on page 4 of this prospectus in deciding whether to purchase the common stock offered under this prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     This table summarizes our operating data and balance sheet data for and as of the periods indicated. You should read this summary consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

     In February 1998, we changed our fiscal year end from September 30 to December 31. The financial data presented below for 1996, 1995 and 1994 relate to the fiscal years ended September 30, 1996, 1995 and 1994, respectively. The financial data presented for 1998 as well as 1997 relate to the fiscal years ended December 31, 1998 and 1997, respectively.

                            FOR THE THREE               FOR THE YEARS ENDED
                            MONTHS ENDED     ------------------------------------------
                              MARCH 31,        DECEMBER 31,          SEPTEMBER 30,
                           ---------------   ----------------   -----------------------
                            1999     1998     1998      1997     1996     1995    1994
                           ------   ------   -------   ------   ------   ------   -----
                             (UNAUDITED)
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues...........  $3,390   $4,489   $21,492   $8,383   $8,784   $1,315   $  49
Net income (loss)........     273      383     2,108     (551)    (235)    (801)   (146)
Net basic earning (loss)
  per share..............    .029     .048       .24     (.06)    (.05)    (.25)   (.01)
Net diluted earnings
  (loss) per share.......    .026     .048       .23     (.06)    (.05)    (.25)   (.01)

                                                              AS OF MARCH 31,
                                                              ----------------
                                                               1999      1998
                                                              ------    ------
                                                                (UNAUDITED)
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Assets......................................................  $7,684    $4,682
Liabilities.................................................   2,334     2,018
Minority interest in consolidated subsidiaries..............     915       517
Shareholders' equity........................................   4,434     2,147

                                  RISK FACTORS

     Purchasing the common stock offered by this prospectus involves a high degree of risk. Before purchasing our common stock, you should carefully consider the following risk factors and the other information contained in this prospectus.

WE HAVE A HISTORY OF LOSSES AND OUR COMPANY WAS INACTIVE FOR THREE YEARS.

     We have a history of net losses since our inception in 1984. In July 1989, our common stock was delisted from the Nasdaq over-the-counter market for failure to maintain the minimum capital requirements imposed by Nasdaq. In February 1990, our company became insolvent and we ceased day-to-day operations. We remained inactive in each of the fiscal years ended September 30, 1991 and 1992, respectively.

     In January 1993, we recommenced operations and incurred net losses of $146,000, $801,000, $235,000 and $551,000, respectively, for the fiscal years ended September 30, 1994, 1995 and 1996 and the fiscal year ended December 31, 1997. For the fiscal year ended December 31, 1998, we generated $21,492,00 in revenues and had net income of $2,108,000.

     Our future depends on our ability to continue to generate significant revenues from the sale of our financial consulting services and includes plans to commence generating revenues from sales of our information software, MARS. We cannot make any assurances that we will continue to generate revenues from our consulting services at the level achieved in 1998 or that we will generate revenues from sales of MARS. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OUR REVENUES ARE CONCENTRATED FROM A LIMITED NUMBER OF LARGE CUSTOMERS IN ONE INDUSTRY.

     We market our services and plan to market MARS primarily to the financial services industry. Any material decline in business related to the financial services industry or any event which negatively impacts the industry will likely have a material adverse effect on our business, financial condition or results of operations. For the year ended December 31, 1998, three customers of MKP accounted for an aggregate of approximately 83% of our total revenues, with one customer of MKP accounting for approximately 55% of our total revenues. For the three months ended March 31, 1999, two customers of MKP accounted for an aggregate of approximately 84% of our total revenues, with one customer of MKP accounting for approximately 74% of our total revenues. We anticipate that a substantial amount of sales will continue to be concentrated from a limited number of customers. The loss of, or reduction in services to, one or more of our customers will materially harm our business, financial condition and results of operations.

WE HAVE NOT GENERATED ANY REVENUES FROM MARS.

     We have completed the development stage of the current version of MARS and are currently testing this version. We have not derived any revenues from the sale of the current version of our MARS software. Our success in generating revenues from MARS will depend in part on our ability to market this proposed product, respond promptly to market feedback and provide adequate technical support and service to customers, as well as the level of market acceptance of MARS. We cannot predict whether we can successfully market MARS, or whether we will generate or sustain income as a result of such sales. Our inability to generate revenues from MARS could have a material adverse effect on our ability to expand operations beyond our consulting services. See "-- We face risks related to the commercialization and development of MARS and we cannot guarantee the acceptance of MARS."

WE FACE RISKS RELATED TO THE COMMERCIALIZATION AND DEVELOPMENT OF MARS AND WE CANNOT GUARANTEE THE ACCEPTANCE OF MARS.

     Our business plan relies on the commercialization of MARS. We have been engaged in the development of MARS since 1988 and the MARS software has undergone several substantial revisions. We have completed the development stage of the current version of MARS. We do not know whether the financial industry will accept MARS. Market and customer acceptance of MARS will depend on, among other things, its operational performance. Customer feedback on performance is not available because MARS is not installed at any outside testing sites. We are currently testing our current version of MARS. As we complete testing of MARS, or if we sell any of our proposed MARS products, we may face difficulties with installation, or undetected errors in MARS, which could result in unanticipated costs, production delays or costly product recalls.

WE ARE HIGHLY DEPENDENT ON OUR MANAGEMENT.

     We depend for the continued development of our business on our President and Chief Executive Officer, William F. Finley, and the two Managing Directors of MKP, Susan Michaelson and Hillary Kelbick. We have entered into employment agreements with Mr. Finley as well as with Ms. Michaelson and Ms. Kelbick, each of which expire in October 2000. The loss of the services of any of Mr. Finley, Ms. Michaelson or Ms. Kelbick would materially harm our company. We have not obtained any life insurance or disability insurance coverage for Mr. Finley, Ms. Michaelson or Ms. Kelbick. See "Management -- Directors, Executive Officers and Key Employees."

OUR SOFTWARE IS SUBJECT TO TECHNOLOGICAL CHANGE AND OBSOLESCENCE.

     The computer software industry is continually undergoing rapid change as a result of technological advances. We plan to market MARS in the future. The ability of MARS to compete in this environment will depend on our ability to develop enhancements incorporating the latest technological advances and ensure that this software is compatible with accepted technological standards. Further, technological developments by competitors may make MARS obsolete. If we fail to anticipate or respond adequately to changes in technology or customer preferences, or if we experience significant delays in product development or introduction, our business may be materially harmed. See "Business -- Our Financial Information Software: MARS."

THE INDUSTRIES FOR OUR SERVICES AND PROPOSED SOFTWARE PRODUCT ARE VERY COMPETITIVE.

     Competition among providers of merger communications services and software products to financial institutions and other business organizations is intense. We face competition from other companies that offer services or products similar to our services and proposed product. Many of these companies have greater financial resources, more technical personnel and more extensive service capabilities than us. We cannot guarantee that we can continue to attract clients and generate revenues within this competitive environment.

     Assuming we are able to commercialize MARS, we believe that the software products that MARS will most directly compete with are Lotus Notes, Siebel Systems Sales Enterprises, Aurum Software Sales Trak and Borealis Arsenal. In particular, Lotus Development Corp. markets the Notes product as a universal information sharing tool for collaborative work groups. We believe that while the flexibility and workflow components of Notes make that product attractive, it is sold at a significantly higher price than the price we intend to sell MARS.

     We also expect that MARS will compete with custom-designed programs developed by in-house development teams or systems consultants for companies that we will target for marketing. These teams and consultants often have well established positions within their organizations. Accordingly, these teams and consultants may resist the introduction of MARS because they prefer their traditional approaches to solving systems integration issues, which may also be more familiar to the decision makers at these organizations than our MARS solutions. We expect the number of products that will compete with MARS will continue to increase. No assurance can be given that we will be able to compete successfully against current or future competition to MARS. See "Business -- Competition."

OUR OPERATING RESULTS TEND TO VARY SIGNIFICANTLY AND OUR FUTURE REVENUES ARE UNPREDICTABLE.

     Our operating results have fluctuated significantly in the past and may vary significantly in the future. Our revenues will vary with the demand for our services. In addition, because of the nature of our services and the software we intend to market, we anticipate that future projects may take from up to several months for a single customer The period of installation for MARS may also be dependent upon the level of commitment made by the customer to installation as well as the learning speed of the customer's personnel. The installation periods may delay the recognition of revenue. Accordingly, the timing of receipt of payments and the recognition of revenues in a given period could result in significant fluctuations in liquidity and financial results. As a result of these factors, our operating results for any particular quarter may not necessarily be indicative of results for a full fiscal year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

WE FACE RISKS ASSOCIATED WITH THE YEAR 2000.

     Significant uncertainty exists regarding the impact of Year 2000 issues. These issues arise when computer systems do not properly recognize date sensitive information beyond December 31, 1999, thereby generating erroneous data or failing altogether. In January 1999, we completed a comprehensive review of our information technology system, on which we are dependent for the conduct of our business operations, as well as the computer hardware and software products, components and other equipment supplied to us by third parties, in order to determine the adequacy of those systems in light of our future business requirements. We believe that our computer equipment and software will function properly in all material respects with respect to Year 2000 issues. However, we have not developed a "worst case" scenario with respect to Year 2000 issues. Third parties such as suppliers and vendors that have relationships with us may experience significant Year 2000 issues. If we, or third parties with which we have relationships, were to cease or be unsuccessful in Year 2000 remediation efforts, we could encounter disruptions to our business. We believe that such disruptions would not have a material adverse effect on our business, financial position and results of operations. However, we could be materially and adversely impacted by widespread economic or financial market disruption, or by Year 2000 computer system failures of third parties, that may generally occur as a result of the Year 2000 problem. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE MAY NEED ADDITIONAL FINANCING AND WE DO NOT KNOW WHETHER FINANCING WILL BE AVAILABLE WHEN WE NEED IT.

     We have funded our operations to date mostly through public and private sales of our shares and debt securities, including significant sales to one of our principal shareholders, and in 1998, through revenues generated by MKP. At December 31, 1998, we had working capital of approximately $3,820,018. Based on our current plan of operations, we believe that our working capital plus expected operating revenues will provide sufficient working capital for operations for the foreseeable future. We may, however, need additional financing for reasons not part of our current plans. Our working capital requirements depend on many factors, including:

     - whether we are successful in continuing to generate revenues and income from MKP;

     - whether we can successfully market MARS;

     - whether any demand for MARS will require expansion at a faster rate than anticipated;

     - whether marketing or other expenditures or the extent of service and customer support that we will be required to provide will be greater than expected;

     - whether other opportunities arise which may require significant investment;

     - competing technological and market developments;

     - whether we incur any costs involved in protecting and enforcing our proprietary rights and any litigation related thereto; and

     - the cost and availability of third-party financing.

     We cannot assure you that, if we need additional financing, it will be available on acceptable terms, or at all. If we raise money by issuing stock, or securities convertible into stock, the percentage ownership of our then stockholders will be reduced and our stockholders will experience dilution. In addition, if we do issue stock, it may have rights, preferences or privileges senior to those of our common stock, such as additional voting rights or rights to receive dividends. If we do not have adequate funds to satisfy our capital requirements, we may be required to limit operations significantly and we may be unable to carry out our business plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ONE STOCKHOLDER OWNS A LARGE PERCENTAGE OF OUR STOCK.

     As of the date of this prospectus, Mr. Robert S. Trump may be deemed to beneficially own approximately 58.7% of our common stock. Accordingly, Mr. Trump has the ability to control our management and affairs, including matters requiring stockholder approval, such as the election of directors. Mr. Trump's interests may conflict with the interests of other stockholders. See "Security Ownership of Certain Beneficial Owners and Management."

WE ARE SUBJECT TO RISKS BECAUSE OF THE LOW-PRICE OF OUR STOCK.

     Our common stock is subject to the risks associated with low priced or "penny stock," which could severely affect its market liquidity. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. We believe that we currently fall within an exception to the penny stock rules but there can be no assurance that these rules do not or will not adversely affect our stock in the future.

     In addition, trading in our common stock is currently subject to Rule 15g-9 under the Securities Exchange Act for non-Nasdaq and non-exchange listed securities. Pursuant to Rule 15g-9, broker/dealers who recommend our securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Additionally, for any transaction (other than exempt transactions) involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The impact on our common stock of these regulations is to reduce the market liquidity of the common stock by limiting the ability of broker/dealers to trade the common stock and the ability of purchasers of the common stock to sell in the secondary market. The low price of our common stock also has a negative effect on the amount and percentage of transaction costs paid by individual shareholders and the potential ability of our company to raise additional capital by issuing additional shares. The primary reasons for these effects include the internal policies of certain institutional investors that prohibit the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and certain brokerage house policies and practices that tend to discourage individual brokers from dealing in low-priced stocks. In addition, since broker's commissions on low-priced stocks represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock results in individual shareholders paying transaction costs that are a higher percentage of their total share value than would be the case if our share price were substantially higher.

THE PRICE OF OUR COMMON STOCK CAN BE VOLATILE.

     The market price of our common stock has fluctuated significantly and may be affected by our operating results, changes in our business, changes in the industries in which we conduct business, and general market and economic conditions. In addition, the stock markets in general have recently experienced extreme price and volume fluctuations. These fluctuations have affected stock prices of many companies without regard to their specific operating performance. The price of our common stock may fluctuate significantly in the future.

OUR INTELLECTUAL PROPERTY RIGHTS ARE NOT REGISTERED AND WE FACE RISKS IN PROTECTING AND ENFORCING OUR INTELLECTUAL PROPERTY RIGHTS.

     We do not have any registered copyrights relating to MARS. We rely on copyright and trademark laws, trade secrets, and nondisclosure and other contractual arrangements to establish and protect our proprietary rights. We cannot assure you that the steps we take will be adequate to deter misappropriation of our proprietary information, to detect any unauthorized use of our proprietary information or to prevent others from infringing upon our proprietary rights. Further, it is possible that others with whom we enter into nondisclosure and other contractual arrangements designed to protect our proprietary rights may breach these agreements. In such cases, we may not have adequate remedies and our trade secrets may become known to our competitors. Our failure or inability to protect our proprietary information could materially harm our business, financial condition and results of operations.

     Third parties may assert claims against our company in the future relating to intellectual property infringement. These assertions may result in costly litigation and we may not prevail in such litigation. If we were required to attempt to obtain licenses from third parties claiming infringement, there could be no assurances that licenses would be available or, if available, that they would be on commercially reasonable terms. Litigation, in and of itself and regardless of its outcome, could result in substantial cost and the diversion of our resources from operations. Any infringement claim or other litigation against or by our company could materially harm our business, financial condition and results of operations.

THE FUTURE SALES OF SHARES INTO THE MARKET MAY DEPRESS THE MARKET PRICE FOR OUR COMMON STOCK.

     We have 9,471,534 shares of common stock outstanding as of June 24, 1999. As of the date of this prospectus, all of our outstanding shares of common stock will be immediately eligible for sale in the public market, in some cases, including sales of shares held by affiliates, subject to volume limitations and other restrictions. Future sales of shares of common stock, or the perception that such sales are going to occur, could cause the market price of our stock to drop significantly.

     In addition, as of June 24, 1999, we had outstanding warrants and options to purchase an aggregate of 1,745,000 shares of common stock, of which 1,550,000 are being offered hereby. The remaining 195,000 shares will be eligible for sale from time to time commencing one year after the date of exercise, subject to limitations on the volume of shares that may be sold. See "Description of Securities -- Shares Eligible For Future Sale."

IN ORDER TO MAKE OFFERS AND SALES USING THIS PROSPECTUS, IT MUST BE CURRENT AND THE TRANSACTION MUST BE COVERED BY ANY APPLICABLE "BLUE SKY" REGISTRATION REQUIREMENTS.

     We believe that this prospectus, which is part of our registration statement, may be used by the selling shareholders for the sale of the shares offered hereby for a period of nine months after the date on the cover page hereof, provided that the information contained herein (including our financial statements) is not more than 16 months old from the date of such prospectus and we otherwise comply with applicable securities laws. There can be no assurance, however, that sales under this prospectus will be made in accordance with all applicable securities laws or that our registration statement will remain effective as we intend. The value of the common stock being offered by this prospectus could deteriorate if a current prospectus covering the common stock is not part of an effective registration statement, or if the common stock is not registered for sale or exempt from registration in the states governing the sales made under this prospectus.

WE HAVE NOT PAID DIVIDENDS ON OUR COMMON STOCK.

     To date, we have not paid any dividends on our common stock. Whether we pay dividends in the future will be at the discretion of our Board of Directors and will depend on our operating results, financial condition, capital requirements and such other factors as our Board of Directors may deem relevant.

WE ARE A HOLDING COMPANY AND WE DEPEND ON PAYMENTS FROM OUR OPERATING SUBSIDIARIES.

     We conduct our operations through our subsidiaries. We rely on cash payments from MKP to, among other things, pay creditors, maintain capital and meet other operating requirements. Under MKP's shareholders' agreement, MKP is required to pay to FPC on a quarterly basis a consulting fee equal to 30% of MKP's pre-tax earnings. In fiscal 1998 and 1997, MKP paid FPC $1,714,000 and $337,000, respectively. Regulations, legal restrictions and contractual agreements could prohibit, restrict or make unfavorable any needed payments from MKP, or in the future, other subsidiaries. If we are unable to receive cash funds from MKP, our operations and financial condition will be materially and adversely affected.

THE ISSUANCE OF OUR PREFERRED STOCK COULD ADVERSELY AFFECT HOLDERS OF OUR COMMON STOCK.

     Under our governing documents, our Board of Directors may issue up to 10,000,000 shares of "blank check" preferred stock without obtaining shareholder approval. Our preferred stock may be issued in one or more series with rights, preferences, privileges and restrictions, that could materially harm the holders of our common stock. For example, we could issue preferred stock with more voting rights than the common stock, or with rights to dividends to which our common stock would not be entitled. Our ability to issue "blank check" preferred stock gives us flexibility in connection with possible acquisitions and other corporate purposes. However, the issuance of preferred stock could limit the rights of the holders of our common stock to consummate some corporate transactions. We do not have any present plans to issue shares of preferred stock, but we may issue preferred stock from time to time in the future. See "Description of Securities -- Preferred Stock."

                                USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from the sale of the common stock offered hereby. We may however receive proceeds from the exercise of warrants by the selling stockholders. The selling stockholders are offering in this prospectus up to 1,550,000 shares currently underlying warrants. These warrants may be exercised at prices of $1.00 per share or $0.50 per share, depending on the warrants, or without cash payment under the cashless exercise provisions contained in the warrants. We will receive gross proceeds of up to $1,025,000 upon the exercise of these warrants by the selling stockholders, assuming the exercise of all of the outstanding warrants held by the selling stockholders and no cashless exercises. See "Selling Stockholders" and "Plan of Distribution."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     From January 1987 until July 6, 1989, our common stock traded on the Nasdaq over-the-counter market under the symbol "FPCC." Our common stock was delisted by Nasdaq in July 1989 due to our failure to maintain Nasdaq's continued listing requirements. As of November 27, 1996, our common stock resumed trading on the OTC Bulletin Board under the symbol "FPCX." The following table sets forth the range of high and low bid prices as reported by the OTC Bulletin Board during the calendar quarters set forth therein. We believe that these quotations represent interdealer quotations, without adjustment for retail mark-up, mark-down or commissions and may not represent actual transactions.

                   1997                       HIGH        LOW
                   ----                      -------    -------
1st Quarter................................  $1.7500    $0.9375
2nd Quarter................................   0.9375     0.2500
3rd Quarter................................   0.3750     0.2500
4th Quarter................................   0.3125      0.125

                   1998                       HIGH        LOW
                   ----                      -------    -------
1st Quarter................................   0.2813     0.1875
2nd Quarter................................   0.8125     0.1563
3rd Quarter................................   0.9688     0.2500
4th Quarter................................   1.3750     0.4375

                   1999                       HIGH        LOW
                   ----                      -------    -------
1st Quarter................................   1.8125     0.8750
2nd Quarter (through June 24, 1999)........   1.2500     0.5938

     The average weekly trading volume of the common stock since the resumption of trading on the OTC Bulletin Board in November 1996 through December 31, 1997 was approximately 35,000 shares. From January 1, 1998 through December 31, 1998, the average weekly trading volume of the common stock was approximately 67,000 shares.

     As of June 18, 1999, we had approximately 176 shareholders of record, which number excludes the number of beneficial owners whose share are held in "streetname." We believe that a substantial number of shares of our common stock are held in "streetname."

DIVIDEND POLICY

     To date, we have not paid any dividends on our common stock. Whether we pay dividends in the future will be at the discretion of our Board of Directors and will depend on our operating results, financial condition, capital requirements and such other factors as our Board of Directors may deem relevant.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     History. Our company was incorporated in New York in 1984 under the name Performance Services Group, Inc. and at that time was primarily engaged in offering banking institutions a range of proprietary sales and marketing products, strategic planning and product consulting services and financial software products. From our inception in 1984 through February 1990, we incurred continuous losses and working capital deficiencies which limited our marketing efforts and operations. In July 1989, our common stock was delisted from the Nasdaq market and from February 1990 to November 1992 our company was inactive.

     In January 1993, we recommenced operations and raised working capital through private debt and equity issuances, including issuances to one of our principal shareholders. Although we generated revenues for each of the four fiscal years ended September 30, 1994, 1995 and 1996 and December 31, 1997, we incurred losses of $146,036, $801,296, $235,049 and $550,738, respectively.

     In February 1998, we changed our fiscal year end from September 30 to December 31. For the fiscal year ended December 31, 1998, we generated revenues of $21,492,151 and had a net profit of $2,107,707.

     Revenues. Our revenues historically have been derived from a limited number of customers in the banking industry. For the year ended December 31, 1997, three customers of MKP accounted for an aggregate of approximately 77% of our total revenues, with one customer of MKP accounting for 48% of total revenues. For our fiscal year ended December 31, 1998, three customers accounted for approximately 83% of our revenues, with one customer accounting for approximately 55% of revenues. For the three months ended March 31, 1999, two customers of MKP accounted for an aggregate of approximately 84% of our total revenues, with one customer of MKP accounting for approximately 74% of our total revenues. We anticipate that a substantial amount of our revenues will continue to be concentrated from a limited number of customers. As a result, our sales and operating results are subject to substantial variations in any given year and from quarter to quarter. Our sales and net income (if any) in a particular quarter may be lower than the sales and net income (if any) for the comparable quarter in the prior year. In addition, sales and net income (if any) in any particular quarter may not necessarily reflect our results of operations for the full year.

     Subsidiaries. Our consolidated financial statements include the accounts of FPC, the holding company, and our subsidiaries. All significant intercompany accounts and transactions have been eliminated. During the four most recent fiscal years ended September 30, 1995 and 1996 and December 31, 1997 and 1998, MKP accounted for all of our consolidated revenues.

     Summary financial information concerning MKP, excluding intercompany eliminations, as of December 31, 1998 and 1997, and for the years then ended, and as of March 31, 1999 and 1998, and for the three months then ended is as follows:

                                                             THREE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,            MARCH 31,
                             -------------------------    ------------------------
                                1998           1997          1999          1998
                             -----------    ----------    ----------    ----------
Cash.......................  $ 5,910,000    $2,109,000    $3,837,000    $1,610,000
Accounts receivable........      343,000       721,000     1,847,000     1,808,000
Other assets...............      281,000       209,000            --        15,000
Accounts payable...........    2,478,000     1,576,000     1,979,000     1,657,000
Revenues...................   21,492,000     8,383,000     3,390,000     4,489,000
Operating costs............   19,312,000     8,002,000     3,038,000     4,116,000
Net Income.................    1,999,000       401,000       336,000       345,000

     Summary financial information concerning our other two subsidiaries, FPC Information and Aspen, as of December 31, 1998 and 1997 and for the years then ended, and as of March 31, 1999 and 1998, and for the three months then ended, is not separately set forth as these entities had no revenues for such periods and their assets and liabilities during such periods were immaterial.

     Other. Income taxes are computed in accordance with the provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires, among other things, a liability approach to calculating deferred income taxes. SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     At December 31, 1998, we had net operating loss carryforwards of approximately $3,567,000, which will expire in various years through and including 2012. Certain provisions of the tax law may limit the net operating loss carryforwards available for our use in the event of a significant change in the ownership interest of our company. At December 31, 1998, we had a deferred tax asset of approximately $1,700,000. The deferred tax asset consists primarily of net operating loss carryforwards and was fully offset by a valuation allowance of the same amount.

     The income tax expenses for the year ended December 31, 1998 of $262,106, and for the three months ended March 31, 1999 of $41,784, represent state and local income taxes on the income of MKP.

     Costs associated with software development subsequent to the establishment of technological feasibility, including enhancements to software products, are capitalized and amortized as required by Statement of Financial Accounting Standards No. 86. Costs incurred prior to achieving technological feasibility are expensed as incurred and classified as research and development costs. We did not incur any research and development costs for the three months ended March 31, 1999, or the fiscal years ended December 31, 1998 and 1997.

     Change In Fiscal Year. In February 1998, we changed our fiscal year end from September 30 to December 31. Accordingly, the periods for which results of operations are compared for purposes of this section are the fiscal year ended December 31, 1998 and the year ended December 31, 1997 (which is comprised of the nine month period of January 1, 1997 through September 30, 1997 and the transition period commencing October 1, 1997 through December 31, 1997).

     Restatement. Certain items in our financial statements for the quarter ended March 31, 1998 have been restated to reflect the quarterly accrual of bonus payments for the fiscal year ended December 31, 1998 and conform the presentation of such financial statements with our financial statements for the quarter ended March 31, 1999.

     The following analysis of the financial condition and results of operations of the company should be read in conjunction with our consolidated financial statements appearing elsewhere in this prospectus.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

     Revenues. Total revenues decreased by $1,098,161, or approximately 24.5%, to $3,390,389 for the three months ended March 31, 1999 from $4,488,550 for the three months ended March 31, 1998. This decrease was attributable to a decrease in billings by MKP during this period. We believe the decrease in MKP's billings was primarily attributable to quarterly variations arising from the nature of MKP's business, based upon the different stages of merger communications projects in which MKP was engaged during the three months ended March 31, 1999. MKP generated 100% of our consolidated revenues for the three months ended March 31, 1999 and for the three months ended March 31, 1998.

     Cost of Revenues. Cost of revenues decreased by $1,105,442, or approximately 32.9%, to $2,257,354 for the three months ended March 31, 1999 from $3,362,796 for the three months ended March 31, 1998. This decrease was primarily attributable to the decreased level of business of MKP during this period.

     Salaries and Related Expenses. Payroll expenses increased by $3,458, or approximately 1.0%, to $350,588 for the three months ended March 31, 1999 from $347,130 for the three months ended March 31, 1998.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $137,299, or approximately 62.9%, to $355,545 for the three months ended March 31, 1999 from $218,246 for the three months ended March 31, 1998. This increase was primarily attributable to quarterly variations arising from the nature of MKP's business, based upon the different stages of merger communications projects in which MKP was engaged during the three months ended March 31, 1999.

     Other Income (Expenses). Other expenses decreased by $21,916, or approximately 16.3%, to other expense of $112,486 for the three months ended March 31, 1999 from other expenses of $134,402 for the three months ended March 31, 1998. This decrease was attributable to a decrease in the deduction attributable to our minority interest in income of consolidated subsidiaries and an increase in the amount of the interest income we earned.

     Operating Profit. Our operating profit decreased by $133,476, or approximately 23.8%, to $426,902 for the three months ended March 31, 1999 compared to an operating profit of $560,378 for the three months ended March 31, 1998.

     Net Income. Our net income decreased by $110,510, or approximately 28.8%, to $272,632 for the three months ended March 31, 1999 compared to net income of $383,142 for the three months ended March 31, 1998.

FISCAL YEAR ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997

     Revenues. Revenues for the fiscal year ended December 31, 1998 increased by $13,108,984, or approximately 156.4%, to $21,492,151 from $8,383,167 for the fiscal year ended December 31, 1997. This increase was attributable to the increased size of the merger projects for which MKP was engaged during this period. The amount of revenues generated from each of the merger projects for which MKP is retained, as well as the cost of generating such revenues, vary depending upon various factors, including the size of the merger and the number of products and services offered by the merged entity. MKP accounted for 100% of our consolidated revenues for the fiscal year ended December 31, 1998 and the year ended December 31, 1997.

     Cost of Revenues. Cost of revenues increased by $7,917,291, or approximately 114.6%, to $14,823,626 for the fiscal year ended December 31, 1998 from $6,906,335 for the year ended December 31, 1997. This increase was attributable primarily to the increased size of the merger projects for which MKP was engaged during this period.

     Salaries And Related Expenses. Payroll expenses increased by $1,559,698, or approximately 230.8%, to $2,235,358 for the fiscal year ended December 31, 1998 from $675,660 for the year ended December 31, 1997. This increase was due primarily to increased levels of base salary and bonus compensation paid to the managing directors of MKP as well as increased compensation paid to other employees during this period.

     Selling, General And Administrative Expenses. Selling, general and administrative expenses increased by $169,293, or approximately 12.8%, to $1,486,869 for the fiscal year ended December 31, 1998 from $1,317,576 for the year ended December 31, 1997. This increase reflects increased rental payments required under the lease for our office space for this period.

     Operating Income (Loss). We had operating income of $2,946,298 for the fiscal year ended December 31, 1998 as compared to an operating loss of $516,404 for the year ended December 31, 1997. The increase in operating income was due primarily to our increased revenues.

     Net Income (Loss). We had net income of $2,107,707 for the fiscal year ended December 31, 1998 as compared to a net loss of $550,738 for the year ended December 31, 1997. The increase in net income was due primarily to our increased revenues.

LIQUIDITY AND CAPITAL RESOURCES

     In the past, we required continuous capital to fund our operating losses which were primarily attributable to expenses in connection with marketing activities, research and development costs and other expenses, including salaries and related expenses and selling, general and administrative expenses. We have financed our operations to date primarily through public and private sales of debt and equity securities, including significant sales to one of our principal stockholders, and in 1998, through revenues generated by MKP. See "Business -- Our Corporate Structure: FPC and Our Subsidiaries."

     As of March 31, 1999, we had working capital of $4,139,278, stockholders' equity of $4,434,458 and a working capital ratio (current assets to current liabilities) of approximately 2.8:1. As of March 31, 1999, and March 31, 1998, we had cash and cash equivalents of $4,560,760 and $1,627,979, respectively.

     For the three months ended March 31, 1999, net cash used in our operating activities was $1,605,031 compared to net cash used in operating activities of $444,999 for the three months ended March 31, 1998. This increase was primarily attributable to quarterly variations arising from the nature of MKP's business, based upon the different stages of merger communications projects in which MKP was engaged during the three months ended March 31, 1999, as well as larger year-end bonuses earned in 1998 compared to 1997, which are paid in the first quarter of the next fiscal year. For the three months ended March 31, 1999, and March 31, 1998, we used $121,357 and $183,240 for investing activities, respectively.

     As of December 31, 1998, we had working capital of $3,820,018, stockholders' equity of $4,161,826 and a working capital ratio (current assets to current liabilities) of approximately 2.34:1. As of December 31, 1998 and 1997, we had cash and cash equivalents of $6,287,148 and $2,256,218, respectively. The increase in cash and cash equivalents of $4,030,930 or approximately 178.7% for the fiscal year ended December 31, 1998 was attributable primarily to MKP's increased revenues and operating income as well as improved revenue collection in 1998 compared to the year ended December 31, 1997.

     As of December 31, 1998 and 1997, we had accounts receivable of $342,783 and $720,616, respectively. The decrease in accounts receivable of $377,833 or approximately 52.4% was attributable primarily to differences in the timing of MKP's billing and resultant receipt of revenues. As of December 31, 1998 and 1997, we had accounts payable and accrued expenses of $2,841,188 and $1,908,153, respectively. The increase in accounts payable of $933,035 or approximately 48.9% was attributable primarily to differences in the timing of MKP's receipt of invoices covering expenses incurred during such periods as well as the increased level of MKP's business during the fiscal year ended December 31, 1998.

     For the years ended December 31, 1998 and 1997, we generated positive cash flow from operations of $4,329,565 and $673,503, respectively, primarily as a result of an increase in revenues and utilized $588,635 and $372,768 for investing activities during the years ended December 31, 1998 and 1997, respectively. Net cash provided by our financing activities for the years ended December 31, 1998 and 1997 were $290,000 and $310,743, respectively.

     As of March 31, 1999, we had no long-term debt.

     As of March 31, 1999, we have made no material capital commitments other than those related to non-cancelable operating leases for office space and equipment. For the years ended December 31, 1999, 2000, 2001 and 2002, our minimum payments in connection with these leases are approximately $281,000, $281,000, $374,000 and $415,000 per year, respectively. We expect to continue to fund the operations of FPC Information, our 50% owned subsidiary in connection with testing and marketing MARS. We expect to spend approximately $250,000 in 1999 and up to approximately $1,000,000 in 2000 on MARS, depending on working capital requirements.

     Based on our current plan of operations, we anticipate that our existing working capital and expected operating revenues will provide sufficient working capital for our planned operations for the foreseeable future. However, there can be no assurance that we will not require additional financing. Our capital requirements depend on, among other things, whether we are successful in continuing to generate revenues and income from MKP, our marketing efforts, including those related to MARS, our ability to successfully market our services and software, competing technological and market developments, costs involved in protecting and enforcing our proprietary rights and any litigation related thereto and the cost and availability of third-party financing. See "Risk Factors -- We may need additional financing and we do not know whether financing will be available when we need it."

     We may also seek additional financing in connection with the acquisition of one or more entities or products (or rights related thereto) or the consummation of other business combinations. Although we engage in discussions with third parties from time to time concerning potential acquisitions and other business combinations and anticipate continuing such activities in the future, we have no current commitments regarding such acquisitions or other business combinations.

     We may raise financing through additional equity offerings, joint ventures or other collaborative relationships, borrowings and other transactions. We may seek additional funding through any such transaction or a combination thereof. There can be no assurance that additional financing will be available to us or, if available, that such financing will be available on acceptable terms. See "Risk Factors -- We may need additional financing and we do not know whether financing will be available when we need it."

YEAR 2000

     We recognize the potential business impact relating to the Year 2000 computer issue and we have implemented a plan to assess and improve our state of readiness with respect to such issue. The Year 2000 issue is one where computer systems recognize the designation "00" as 1900 instead of 2000, potentially resulting in system failure or miscalculations.

     In recognition of the Year 2000 issue, commencing in 1998, we initiated a comprehensive review of our information technology systems, on which we are dependent for the conduct of our business operations, as well as the computer hardware and software products, components and other equipment supplied to us by third parties in order to determine the adequacy of those systems in light of our future business requirements. Year 2000 readiness was one of the factors considered in our review of these systems. Such review included testing and analysis of our systems and inquiries of third parties supplying us with information technology systems, computer hardware and software products and components, and other equipment in order to receive assurances from such third parties that these systems, products and components are Year 2000 compliant. We completed our review in January 1999.

     As a result of our review, we have determined that our internal financial software systems are adequate for our future business needs, including Year 2000 compliance, and do not need to be replaced. Also, we have completed all necessary Year 2000 modifications with regard to our proposed MARS computer software product. We believe that our proposed MARS computer software product is Year 2000 compliant. The cost of our Year 2000 efforts was immaterial.

     We have not assessed the Year 2000 readiness of any third parties with whom we have relationships, such as our banking clients or vendors. Due to our uncertainty of the Year 2000 readiness of these third parties, we cannot determine whether the failure by one or more of these parties to be Year 2000 compliant will materially impact our business, financial condition or results of operations.

     We have not developed a "worst case" scenario with respect to Year 2000 issues. Instead we have focused our resources on identifying any material, remediable problems and reducing uncertainties generally, through the review procedures described above.

     We have not developed Year 2000 contingency plans, other than the review described above, and do not believe such plans are merited by the results of our Year 2000 review. We maintain and deploy contingency plans designed to address various other potential business interruptions. These plans may be applicable to address the possible interruption of support provided by third parties resulting from their failure to be Year 2000 compliant.

     If we or the third parties with which we have relationships were to not successfully meet Year 2000 compliance requirements, we would likely encounter disruptions to our business that could have a material adverse effect on our business, financial position and results of operations. We could be materially and adversely impacted by widespread economic or financial market disruption or by Year 2000 computer system failures of third parties with which we have relationships.

FORWARD-LOOKING STATEMENTS

     Certain statements we make in this prospectus are "forward-looking statements." You can identify these forward-looking statements when you see us using words such as "believes," "anticipates," "may," "intends," "expects," "plans" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements or industry results to be materially different from results, performance or achievements that we expressed or implied by our forward-looking statements. These factors include:

     - the continued services of Ms. Kelbick and Ms. Michaelson;

     - changes in our business strategy or development plans;

     - competition;

     - our anticipated growth within the banking industry;

     - our ability to obtain sufficient financing to continue operations.

     - the development and testing of our MARS software;

     - market acceptance of our MARS software;

     - technological, engineering, manufacturing, quality control or other problems which could delay the sale of our software;

     - our ability to obtain necessary licenses from third parties, as well as protect our trade secrets, operate without infringing on other companies' proprietary rights and prevent others from infringing on our proprietary rights; and

     - general economic and business conditions, both nationally and in the regions in which we operate.

     Some of these factors are discussed in more detail elsewhere in this prospectus, including under the captions "Risk Factors" and "Business." Given these uncertainties, you should not place undue reliance on our forward-looking statements. We disclaim any obligation to update these factors or to publicly announce the result of any revisions to any of our forward-looking statements contained in this prospectus to reflect future events or developments.

INFLATION

     In general, we believe that we will be able to offset any inflationary pressures by increasing operating efficiency, monitoring and controlling expenses and increasing prices to the extent permitted by competitive factors.

                                    BUSINESS

INTRODUCTION

     Through our principal subsidiary, we provide specialized merger communications consulting services to the financial services industry. We have also developed our proprietary MARS software to assist this industry in the detailed analysis of its product offerings and the profitability and contributions of the various departments and sectors within a particular bank's organization. We intend to market MARS to those banks to whom we have provided merger communications consulting services as a way for them to gather and analyze performance and profitability post-merger. We have completed the development stage of the current version of MARS and we are currently testing this version. We cannot predict when MARS will be available for sale.

BACKGROUND ON CONSULTING IN THE FINANCIAL SERVICES INDUSTRY

     Consulting services currently provided to the financial services industry are rendered by a diverse group of companies or firms, substantially all of which are privately-held. These companies or firms range in size from large firms which are divisions or subsidiaries of major accounting firms or Fortune 100 companies to organizations which are smaller than us.

     We believe that the recent increase of mergers and acquisitions in the financial services industry has generated an increase in demand for related consulting services. We believe this increased demand includes a trend towards outsourcing certain services and a greater focus on product and sales analyses and marketing and communications strategies used in connection with mergers and business combinations. Further, we believe that the industry will continue to consider alternative methods of analyzing the financial impact and competitive position of its products and reduce in-house corporate functions which may be more efficiently effectuated by outside resources. We intend to capitalize on this trend.

OUR CORPORATE STRUCTURE: FPC AND OUR SUBSIDIARIES

     In 1994, we began implementing a business strategy of establishing subsidiary companies to engage in related or complementary areas of the financial services industry. Since such time, we have functioned as a holding company seeking investment and acquisition opportunities in the financial services industry. Together with certain of our affiliates, we formed three subsidiaries, two of which are currently active.

     - Michaelson Kelbick Partners Inc. In October 1994, together with Susan Michaelson and Hillary Kelbick, we formed Michaelson Kelbick Partners Inc. (which we refer to as "MKP"). We own 80% of the outstanding equity of MKP and each of Ms. Michaelson and Ms. Kelbick own 10% of the outstanding equity of MKP. During the four most recent fiscal years ended September 30, 1995, 1996, and 1997 and December 31, 1998, MKP accounted for all of our consolidated revenues.

     MKP is the subsidiary through which we provide specialized business and marketing consulting services to the financial services industry, particularly with respect to communications concerning mergers and other business combinations and sales promotions. Bank merger communications accounts for approximately 85% of MKP's revenues. MKP also specializes in marketing planning and communications strategies, sales promotion and direct mail.

     Ms. Michaelson and Ms. Kelbick have over 34 years of combined experience in financial services marketing. They have managed over 50 merger communications and other projects for banks. They were both formerly employed as Senior Vice Presidents by Wilcox Associates in New York City where they were primarily responsible for the planning, development and execution of marketing communications projects for numerous financial institutions. While there, Ms. Michaelson and Ms. Kelbick were the principal employees involved in working on and completing the NationsBank merger which created the then third largest banking organization in the United States. See "Management."

     MKP's first two major merger assignments were the First Union/First Fidelity merger and the Bank of Boston/Bay Bank merger. MKP was the sole merger communications firm involved in these mergers. Since its formation, MKP has also performed services for various other banking institutions, including Chemical Bank (now The Chase Manhattan Bank), The Bank of New York, Citibank, First National Bank of Maryland, The Dime Savings Bank of New York, Fleet Bank, CIT Group and PNC National Bank. MKP was awarded the First Union/Signet Bank merger and has received a "Future Bank Initiative" assignment from First Union National Bank. This assignment was awarded to MKP by First Union National Bank based upon MKP's expertise in the banking industry and involved designing and implementing communications with the bank's customers which describe the bank's products and services. In 1997, MKP received the Vendor of the Year Award from First Union National Bank. The Vendor of the Year award is presented to the vendor that has had a major positive impact on First Union National Bank for the year in question. Only one such award was presented by First Union National Bank in 1997.

     - FPC Information Corp. In November 1994, together with Robert S. Trump, we formed FPC Information Corp. which we refer to as "FPC Information." We transferred the MARS software and any rights associated therewith, and related liabilities, to FPC Information. Mr. Trump provided $150,000 in connection with the establishment and initial operations of FPC Information in exchange for a 20% equity interest in FPC Information. In October 1997, Mr. Trump acquired an additional 30% equity interest in FPC Information in exchange for an additional investment of $225,000. As of the date of this prospectus, Mr. Trump owns 50% of the outstanding equity of FPC Information. However, we have the option to repurchase from Mr. Trump a 30% equity interest in FPC Information exercisable at any time prior to September 30, 1999 at the fair market value of such interest, but in no event less than $225,000. See "Certain Relationships and Related Transactions."

     As of the date of this prospectus, Mr. Trump beneficially owns approximately 58.7% of our outstanding shares of common stock. See "Risk Factors -- One stockholder owns a large percentage of our stock" and "Security Ownership of Certain Beneficial Owners and Management."

     Aspen Capital Management, LLC. In January 1995, together with Messrs. Richard Loos and Sean Brennan, we formed Aspen Capital Management, LLC, which we refer to as "Aspen." Aspen was established to operate as an international sponsor of cash management funds. Aspen is currently inactive. We own 80% of the outstanding equity of Aspen.

     During the period from January through April 1995, Mr. Trump, one of our principal shareholders, loaned us an aggregate of $500,000, which we used in connection with the funding and the initial operations of Aspen. Mr. Trump's loans were subsequently converted into shares of our common stock at a conversion price of $1.00 per share. In

August 1995, Aspen officially commenced operations with the formation of the Aspen Worldwide Dollar Fund. The fund was administered by ABN -- Ambro Trust Company (Cayman) Limited. The fund received approximately $5,000,000 through initial subscriptions provided by persons associated with Mr. Trump. The fund did not receive any additional subscriptions. We believe that strong equity markets and the performance of equity-based mutual funds during the period that the fund was soliciting investments were a significant factor in the fund's inability to attract additional subscriptions. During the fiscal year ended September 30, 1996, the initial investors redeemed all of their interests in the fund. The fund became and is currently inactive. In July and September 1996, at our request, Messrs. Brennan and Loos resigned as employees and officers of Aspen. Such individuals have no continuing affiliation with the fund. In view of the resignations of Messrs. Loos and Brennan, operations of Aspen ceased. There can be no assurance that we will retain an investment advisor for the fund or that the fund or Aspen will recommence operations.

MERGER COMMUNICATIONS SERVICES

     The merger communications projects which MKP undertakes involve planning, strategizing, managing and executing customer communications in support of the merger related events, including:

     - Systems conversions;

     - Product consolidations;

     - Price changes; and

     - Branch closings.

     Merger Communications Services. MKP's merger communications services include:

     - Business strategies and marketing planning;

     - Advisory services: impact assessments by product, service and customer group;

     - Data processing: data sources and customer account file integration;

     - Proprietary methodologies for Matrix programming instructions for customized copy block messaging;

     - Communications development and execution: comprehensive layouts, pre-press production, mail file development, print and mail production;

     - Project management including milestones and budgets;

     - Communications recommendations: vehicles, audiences and timing;

     - File collapse methodology (definition of the customer); and

     - Regulatory requirements for disclosure.

     Data Management.  MKP's data management services include:

     - Planning. Includes defining the communications requirements, including product/account types, file integration and merge/purge requirements and level of personalization required.

     - Data Source(s) and External Suppliers. MKP advises on the most advantageous data source(s) for each project (i.e., operating systems, CIF or a combination thereof). In addition, MKP can assist in assessing internal and external data processing requirements.

     - Tape Specifications. Includes definition of tape formats, record information, and all file coding required for data integration and the customization of messages.

     - Customer Mail File Development. Includes development of specifications and procedures for record selection, file clean-up programming, merge/purge and file verification.

     - Verification/Quality Control. Includes development of detailed procedures to ensure that counts are correct (all records are accounted for), established procedures are followed, all programming steps are verified and exceptions are identified and properly handled. A key step includes the creation of a test file including all copy blocks and block assignment criteria existing in the main file.

     MKP Quality Control. As MKP works to develop concepts and strategies for our clients, MKP confirms that the concepts and strategies which are developed can be properly executed. MKP adheres to strict quality control procedures and uses numerous quality control/verification checks in this process, including the following:

     - Developing tape specifications and mail house instructions (before tape is cut);

     - Initial tape verification (immediately upon receipt of tape);

     - File clean-up verification;

     - Merge/purge verification;

     - Verification of programmed data, including copy block assignment and line count;

     - Account number verifications;

     - Verification of live laser proofs;

     - Laser printing quality control;

     - Lettershop quality control; and

     - Postal receipts.

     Data Management/Quality Control. MKP has significant experience in developing systems for customizing data processing and programming verification in order to ensure quality control integrity of each merger project. MKP must often operate under tight time frames and deadlines that generally accompany merger projects. MKP assembles and manages both internal and external resources in support of large-scale, complex projects.

OUR FINANCIAL INFORMATION SOFTWARE: MARS

     General. We have developed a software program referred to as MARS (Managing Account Relationships). MARS functions as an integrated planning and sales management system designed to coordinate the user's sales and marketing activity and analyze the results of its sales efforts and the profitability of its products. It was designed to enable management at banks to analyze in greater detail the products it offers in light of an increasingly competitive industry environment. We believe that banks can use MARS to monitor income and new business contributions of each department, branch, sector or group within the bank faster and more efficiently than current applications. We also believe that future projections by a bank using MARS would be easier since the software regularly maintains information regarding pending sales.

     We believe that the sales management component of MARS will provide management with extensive "on line" information to enable managers to make fast and informed decisions based upon total customer sales and other financial information. MARS is designed to retrieve data directly from the customer's mainframe computers, access overall sales information and match the retrieved data to targets previously set by the customer. Reporting can be done by customer, product, account officer, department or division.

     In addition to MARS' ability to coordinate sales and marketing activities, MARS is designed for individual department managers to measure the productivity of each employee on a daily, weekly, monthly or annual basis. The overall performance of a business enterprise can be evaluated and compared against the contributions of each employee. Planning and performance results can be accessed instantly through standard reports or by means of customized reporting formats.

     We have completed the development stage of the current version of MARS and we are currently testing this version. We intend to market MARS to those banks to whom we have provided merger communications consulting services as a way for them to gather and analyze performance and profitability post-merger. We cannot predict when MARS will be available for sale. See "Risk Factors -- We have not generated any revenues from MARS."

     We have completed all necessary programming with regard to our proposed MARS software product in order to address all Year 2000 issues and we believe that our proposed MARS software product is Year 2000 compliant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Description. The MARS program contains modules for key areas, including customer information, product information, customization, management reports, report writer, SQL (Structured Query Language) Support and MARS Remote.

     - CUSTOMER AND PRODUCT INFORMATION. The customer and product information modules of MARS are designed to allow a user to retrieve in real time its client's record and select marketing and technical information on its products, programs and services. The customer and product information modules are designed to enable the user's sales team to offer the most suitable products to its clients. The product files contain pricing and competitive information and textual descriptions of features, benefits and various terms and conditions of the products offered.

     - MARS CUSTOMIZATION. MARS customization is designed to allow a user to set system capabilities for office automation, passwords and access paths to customer information and product databases. Additionally, it provides the user with the ability to pre-load the system with text and terminology for windows and menus so that the particular culture and methodology of the user is replicated throughout the system.

     - MANAGEMENT REPORT. MARS is designed to allow the user to generate management reports on officer performance, sales in process and other sales information by month and quarter. These reports can be accessed by the user at any time and viewed on-line or in a printed report. Management can access a complete picture of the activities of each employee by task, account or as a calendar of activities. Many of the major reports of the system are also presented graphically as pie or bar charts, allowing for alternative presentations of complex relationships.

     - REPORT WRITER. In addition to the standard reports provided by MARS, the system supports the popular report writer called "Crystal Reports," which we consider an industry standard. Through the use of this third party product, we believe the user will be able to easily add new reports to its MARS installation, thereby potentially increasing the value of the data provided.

     - SQL SUPPORT. We have completed a module for MARS which will include SQL support, to enable MARS to be used as a single desk top sales support system or a system that is implemented throughout an organization.

     - E-MAIL SUPPORT. We are currently designing a module to the MARS system to include its own e-mail capability, thereby connecting all users and enabling effective data sharing for management communication or team selling efforts. Alternatively, the system could be supported by connections to popular e-mail products such as Microsoft Mail and Lotus Notes.

     - ADVANCED SOFTWARE TECHNOLOGY. MARS is designed to be fully compliant with the Microsoft Windows user interface. MARS system navigation is mouse driven requiring minimum keying by the user. A simple export of MARS files to Microsoft Word or spread sheets tools, such as EXCEL, allows the user to quickly gather, sort, and combine information from multiple sources into one format.

     - MARS REMOTE. MARS is designed to permit mobile computing by the exchange and synchronization of information between the computer of the remote user and the server data base. The system will support both direct or Internet connections.

     Technical Information. The MARS system is designed to produce over 30 on-line reports to assist the user and management in recommending appropriate products to customers in a short period of time. Each transaction can be monitored in real time.

     We intend to provide a wide range of delivery options for MARS, including installation of a fully-configured workstation. MARS is a client/server application implemented with state-of-the-art technologies. MARS requires an IBM compatible PC with a 386 or higher processor, 8MB RAM and a 20 MB hard drive. The front-end windows-based application provides a user-friendly, easy-to-access graphic user interface and is consistent to all users with different desktop or laptop operating systems, such as Windows, OS/2, Windows 95 or Windows NT. The back-end server can be implemented with a wide range of relational database systems such as MS Access, MS Fox-Pro, NS SQL Server for Windows NT, Sybase Infomix, or Oracle, which also may reside on a variety of platforms.

     MARS is designed for use in a wide range of working environments, ranging from a single PC or a workstation, or a small LAN, to a large corporate setting with multiple sites connected by a Wide Area Network. MARS supports a variety of networking communication environments including Novell NetWare, Microsoft Windows for Workgroups, Microsoft Windows NT, IBM LAN Manager, the TCP/IP Networks (UNIX bases networks) and remote dial-up.

     Marketing Strategies Relating to MARS. We intend to market MARS through a variety of channels, including the following:

     - CROSS-SELLING POTENTIAL. We believe that the banking institutions for which MKP provides consulting services are potential customers for MARS software. We believe that a banking client of MKP that has completed a merger will be in a position to benefit from MARS. We intend for FPC Information to launch MARS software and related services by cross-selling to these institutions. We also believe that the type of analysis which MKP generally performs for its bank clients can be instrumental in planning for an efficient MIS gathering system post-merger, such as MARS. Armed with this type of information about potential clients, it is our view that FPC Information may have advantages over competitors when making proposals to implement system-wide computer software improvements for MKP banking clients. To date, none of MKP's clients have purchased our proposed MARS software products. See "Risk Factors -- We have not generated any revenues from MARS."

     - SFA SOLUTION. There exists in the financial services industry an emerging trend toward sales force automation, or SFA. SFA involves a firm's use of computers, equipped with a sophisticated software program, to manage the sales function more efficiently and effectively than through human personnel with the objective of enhancing profitability. We believe that SFA techniques are particularly important to the banking industry due to the acute competitive pressures in such industry and the necessity to more effectively cross-sell an institution's products to its customers. Our management recognized the need for SFA early in the development stage of the proposed MARS product and developed MARS software to address SFA solutions for the banking and financial services community. Generally, banks rely heavily for profits on cross-selling products to a relatively small proportion of its customers. The wide range of products offered by the typical large bank makes cross-selling strategies extremely complex. In addition, because banks are usually organized on a structured departmental basis, with each department operating with autonomous systems and sales forces, information that could be useful in cross-selling an institution's products is often dispersed. We designed MARS to integrate critical client relationship information on a bank-wide basis, while at the same time providing the tools for enhanced productivity. We believe that MARS is well-suited to meet the SFA needs of both larger and smaller banking institutions. We intend to enter into arrangements with accounting firms that provide information technology services to banks to market MARS as part of their IT packages. See "Risk Factors -- We have not generated any revenues from MARS."

     - STRATEGIC ALLIANCES. We believe that the opportunity exists for possible alliances with over a dozen regional systems integrators whose businesses are primarily concerned with the installation and modification of banking and financial services applications. We also intend to target software companies with banking-specific applications that could complement MARS. We also intend to explore relationships with hardware providers who have relationships with the banking market. See "Risk Factors -- We have not generated any revenues from MARS."

SOFTWARE LICENSING

     We intend to license MARS to customers under license agreements pursuant to which the customer will pay a fixed license fee for the nontransferable and nonexclusive right to use MARS at one or more designated sites. We anticipate that additional license fees will be negotiated between the parties depending upon the number of sites at which the customer intends to use our software. As part of the fixed license fee for MARS, we intend for customers to receive, for a period of one year after installation, all announced software enhancements to the licensed software at the latest standard release level we are then offering for license, including all software and documentation updates. We are currently testing the latest version of MARS and we cannot predict when MARS will be available for sale. There can be no assurance we will enter into any licenses or generate any revenues from our MARS software in the future.

     We expect to recognize revenue from license fees after delivery of the documentation and the software components to the customer and upon final customer acceptance, provided that no significant obligations remain and collection of the resulting receivable is deemed probable. Because of the nature of the software we intend to market and our overall commitment to a software based, integrated sales and marketing approach, we anticipate that the installation of MARS may take from up to several months for a single customer and up to 12 months for an entire integrated system. The period of installation may also be dependent upon the level of commitment made by the customer to installation as well as the learning speed of the customer's personnel. Lengthy installation periods may delay the recognition of revenue from software licensing fees. See "Risk Factors -- We have not generated any revenues from MARS."

CUSTOMER SUPPORT; SOFTWARE MAINTENANCE AND SERVICE

     In connection with MARS, we expect to provide support services such as project planning, system installation, software implementation, user training and ongoing technical support and documentation. In addition, we expect to offer a full range of consulting services, including planning, research and custom design for modifications to meet the specific needs of a customer. Support services will be provided either by our personnel or independent subcontractors.

     We anticipate that we will offer software maintenance services to our customers for a period of time following the installation of MARS. We expect to enter into software maintenance agreements that will generally provide for the maintenance of our licensed software at a specific site for a specified period of time.

     There have been no revenues from customer support, software maintenance and service fees. While we intend to generate revenues from such activities, there can be no assurance that we will do so. See "Risk Factors -- We have not generated any revenues from MARS."

COMPETITION

     Competition among enterprises which render merger communications services and software products to financial institutions and other business organizations is intense. Such services are generally rendered by a relatively small number of specialized firms and require sophisticated and time critical support services, such as data processing and printing which are sometimes (as in the case of MKP) provided by outside firms. We face competition from other companies that offer services or products similar to our services and proposed product and that have greater financial resources, more technical personnel and more extensive service capabilities than us. For example, MKP competes against larger and more established companies such as Harte-Hanks Communication, Dimac Corporation and Arthur Anderson LLP. See "Risk Factors -- The industries for our services and proposed software products are very competitive."

     We are aware of several competitors that offer computer software products similar to MARS, as well as other competitors. We believe that the software products that will most directly compete with MARS are Lotus Notes, Siebel Systems Sales Enterprises, Aurum Software Sales Trak and Borealis Arsenal. In particular, Lotus Development Corp. markets the Notes product as a universal information sharing tool for collaborative work groups. We believe that while the flexibility and workflow components of Notes make that product attractive, it is sold at a significantly higher price than the price we intend to offer MARS.

     We seek to distinguish our services and software from those of our competitors based upon the following factors:

     - our services and software are specifically designed for application in financial institution environments, unlike most competitive products which are designed for more general applications and require modification for effective utilization by financial institutions; and

     - the experience of our management in the financial services industry. See "-- Our Corporate Structure: FPC and Our Subsidiaries."

     There can be no assurances that we will be successful in our efforts to distinguish our services and proposed software in the marketplace.

MARKETING

     William F. Finley, our company's founder, chairman of the board, president, chief executive officer and chief financial officer, together with Ms. Michaelson and Ms. Kelbick, the managing directors of MKP, are primarily responsible for marketing our services and software. In the past, we conducted our marketing activities primarily through advertising in selected financial institution trade media and at professional financial institution conventions. We currently market our services primarily through direct sales calls, referral business and personal contacts.

     We market primarily to domestic and foreign banks. We believe that there are approximately 500 banks in the United States engaged in activities which may require our consulting services and/or our proposed MARS software product. We also believe that significant opportunities exist for us to sell our services in Europe and the Far East, where market conditions have made financial institutions acutely aware of the necessity to develop sales, marketing and business development priorities.

     For a discussion of our planned marketing strategies relating to MARS, see "-- Our Financial Information Software: MARS -- Marketing Strategies Relating to MARS."

     We anticipate that bank merger activity will continue at a rapid pace for at least the next four years. We also plan to explore expansion into merger communications for other industries, such as the insurance and brokerage industries, as a means to increase MKP's revenues and reduce its dependence on bank merger communications.

     We believe that our success is dependent upon our ability to attract a steady flow of new customers, as well as new assignments from past customers. The solicitation of new assignments from past customers has been and is expected to be an integral part of our marketing strategy.

INTELLECTUAL PROPERTY RIGHTS AND PROTECTION

     We do not hold any registered copyrights and rely upon a combination of copyright and trade secret laws and contractual restrictions to protect our rights in our software, technology and trade secrets. There can be no assurance that our proprietary technology will remain a secret or that others will not develop similar technology and use such technology to compete with us. See "Risk Factors -- Our intellectual property rights are not registered and we face risks in protecting and enforcing our intellectual property rights."

     We do not have any license agreements for MARS. We anticipate that we will include in any license agreements into which we may enter, indemnification provisions under which we will agree to indemnify our customers from losses resulting from any third-party claims that our software infringes upon proprietary rights of such third parties. The amount of this indemnification will generally be limited to the amount of the license fee paid by the particular customer.

     We also own exclusive rights to videotapes, manuals and workbooks utilized in our sales, marketing and business programs and we will seek to protect our proprietary rights therein through restrictions in our license agreements. The licenses for videotapes, manuals and workbooks will generally have a term of one year. There can be no assurance that we would have the ability or the resources necessary to enforce our rights under such licenses.

OUR EMPLOYEES

     As of June 24, 1999, we had 16 full-time employees. We also engage independent contractors and consultants from time to time in connection with certain projects. As of June 24, 1999, we had two full-time and five part-time consultants. We expect to employ additional personnel as needed in connection with our operations. We believe that we have good relations with our employees and independent contractors.

OUR PROPERTY

     Our principal executive offices are located in New York City at 335 Madison Avenue, 8th Floor, New York, New York 10017. In October 1996, we entered into a lease with Builtland Partners, covering approximately 11,142 square feet on the 8th floor at 335 Madison Avenue. This lease has a ten-year term commencing as of October 1996. The lease provides for a fixed minimum rent of approximately $31,000 per month payable during the first five years of the term and fixed minimum rent of approximately $35,000 per month payable during the final five years of the term. Under the terms of the lease, our fixed minimum rent obligations were abated from October 1996 through March 20, 1997 and for the months of October, November and December in each of the first four years of the lease term. Additionally, in September 1997, the landlord agreed to a further one month abatement of fixed minimum rent. We will be required to pay operating expense and real estate tax escalation payments as additional rent. The landlord has paid or reimbursed us for approximately $500,000 of construction and other related costs. We assumed occupancy of the 8th floor premises in May 1997.

     We believe that our facilities are well maintained, in good condition and suitable for us to continue our operations in the foreseeable future.

LEGAL PROCEEDINGS

     From time to time, we are a party to certain lawsuits that arise in the conduct of our business. We are not a party to any legal proceedings which we consider to be material.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth certain information, as of June 24, 1999, concerning our directors, executive officers and key employees:

NAME                                   AGE                     POSITION
----                                   ---                     --------
William F. Finley....................  56     President; Chief Executive Officer; Chief
                                                Financial Officer; Chairman of the Board
                                                of Directors
Duncan G. Burke......................  55     Vice President and Director
Richard Levy.........................  63     Secretary and Director
Ottavio Serena.......................  46     Director
Susan Michaelson.....................  41     Managing Director of MKP
Hillary Kelbick......................  42     Managing Director of MKP

     The business experience of each of the directors, executive officers and key employees of our company for at least the most recent five years includes the following:

     William F. Finley is the founder of our company and has served as its President, Chief Executive Officer and Chairman of the Board since its inception in 1984, and has served as its Chief Financial Officer since December 1987. From 1978 through 1984, Mr. Finley served as Vice President-Corporate Banking and Manager of a consulting services group known as the Performance Services Department of Marine Midland Bank, N.A. Prior thereto, from 1971 to 1978, Mr. Finley held the position of Personnel-Training Director at Irving Trust Company. From 1969 to 1971, Mr. Finley was employed in the Corporate and Management Development Department at Chase Manhattan Bank. Mr. Finley has a Masters Degree in Business Administration from New York University and a Bachelors of Arts Degree in Psychology and Sociology from Miami University (Ohio). Mr. Finley is the husband of Susan Michaelson, one of the two Managing Directors of MKP.

     Duncan G. Burke has served as a Director of our company since April 1994. He has also been the sole principal of Burke Capital Group, Greenwich, Connecticut, since 1994. From 1992 to 1994, Mr. Burke was a Senior Vice President of Laidlaw Holdings Asset Management, Inc. and from August 1991 to November 1992 he served as a Vice President of Laidlaw Equities, Inc. From 1989 to 1991, Mr. Burke was a Vice President with Tucker Anthony Incorporated. He was in the investment banking group with Dean Witter Reynolds, Inc. from 1970 to 1989. Mr. Burke holds a B.A. in Economics from Dartmouth College and an M.B.A. in Finance from Columbia University Graduate School of Business.

     Richard Levy has served as a Director of our company since April 1994. Since March 1998, Mr. Levy has been a Senior Vice President with Tishman Real Estate Services, a real estate consulting and brokerage firm. Until March 1998, Mr. Levy was a Senior Director at Cushman & Wakefield, Inc., a real estate consulting and brokerage firm, and was employed by such firm for more than 38 years. Mr. Levy is also a director of Mascott Corporation, a restaurant and catering company. Mr. Levy attended Muhlenberg College and Columbia University.

     Ottavio Serena has served as a director of our company since October 1998. Mr. Serena has been a consultant with Citicorp Venture Capital, a leveraged buy-out firm, since 1993. From 1993 to 1997, he was also President and Director of Galaxy Energy USA, a privately held oil trading company based in Houston, Texas. From 1991 to 1993, Mr. Serena served as interim Chairman and Director of RES Associates, a Citicorp Venture Capital portfolio company. From 1987 to 1993 he was a Managing Director and co-founder of The Lynx Partners, an investment banking firm based in New York specializing in mergers and acquisitions, buy-outs and corporate finance for both U.S. and European companies. From 1982 to 1987, Mr. Serena was a Vice President for Bankers Trust Company responsible for corporate financing activities for large multinational companies. From 1977 to 1982, Mr. Serena was a management trainee and then an Assistant Treasurer for J.P. Morgan. Mr. Serena has a graduate degree in business and economics from the University of Rome. Mr. Serena is on the Advisory Board of the American Museum of Natural History.

     Susan Michaelson is one of the co-founders of MKP, together with Hillary Kelbick and our company. She has been a Managing Director of MKP since its inception in October 1994. From 1990 to 1994, Ms. Michaelson served as Senior Vice President at Wilcox Associates. From 1986 to 1990, Ms. Michaelson was also a Senior Vice President of the Company. Ms. Michaelson is the wife of William F. Finley, President, Chairman of the Board and Chief Executive Officer of the Company. Ms. Michaelson holds a Bachelor of Arts Degree from Syracuse University.

     Hillary Kelbick is one of the co-founders of MKP, together with Susan Michaelson and our company. She has been a Managing Director of MKP since its inception in October 1994. From 1982 to 1994, Ms. Kelbick served as Senior Vice President at Wilcox Associates. Ms. Kelbick holds a Bachelor of Arts Degree from SUNY Albany.

     There are currently four members on the Board of Directors. Our certificate of incorporation and by-laws authorize the Board of Directors to fix the number of authorized directors. Our by-laws provide that directors are to be elected annually by the shareholders and hold office until the next annual meeting and until their respective successors are elected and qualified. Our most recent annual meeting of shareholders was held in August 1996.

     Executive officers are elected by the Board of Directors and hold office until their respective successors are elected and qualified. We have employment agreements with each of Mr. William F. Finley, Ms. Susan Michaelson and Ms. Hillary Kelbick. Other than Mr. Finley and Ms. Michaelson, who are married, there are no family relationships among directors, executive officers and key employees. See "-- Employment Agreements."

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 1998 and September 30, 1997 and 1996, the compensation paid by our company to the Chief Executive Officer and to each other executive officer whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to our company (the "named executive officers"). See "-- Employment Agreements."

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                          ANNUAL COMPENSATION                ------------
                             ---------------------------------------------      AWARDS
NAME AND                     FISCAL                           OTHER ANNUAL     OPTIONS/
PRINCIPAL POSITION           YEAR(2)   SALARY($)   BONUS($)   COMPENSATION   WARRANTS(#)
------------------           -------   ---------   --------   ------------   ------------
William F. Finley(1)(3)....   1998     $187,000    $100,000(6)   $18,480(8)         --
  Chief Executive Officer     1997     $150,000         --      $14,534(9)          --
                              1996     $150,000    $25,000      $30,000(10)    200,000
Susan Michaelson(3)(4).....   1998     $169,000    $627,000(7)   $18,480(8)         --
  Managing Director of MKP    1997     $160,000    $141,500     $15,500(11)         --
                              1996     $127,000    $215,000     $30,000(10)    200,000(4)
Hillary Kelbick(5).........   1998     $169,000    $627,000(7)   $18,480(8)         --
  Managing Director of MKP    1997     $160,000    $141,500     $15,500(11)         --
                              1996     $127,000    $215,000     $30,000(10)    200,000(5)

-------------------------

 (1) On September 16, 1996, we issued to Mr. Finley warrants to purchase 200,000 shares of common stock with an exercise price of $1.00 per share, exercisable until September 15, 2006. Effective as of January 1, 1995, we entered into an employment agreement with Mr. Finley for a period of five years providing for an annual salary of $125,000.00. Effective as of July 1, 1996, we agreed to amend the employment agreement to increase Mr. Finley's annual salary to $150,000.00 and to grant Mr. Finley a bonus in the amount of $25,000. Effective as of October 1, 1997, we entered into a new employment agreement with Mr. Finley for a period of three years providing for an annual salary of $150,000. In November 1997, the Board of Directors voted to grant Mr. Finley a bonus of $100,000. Effective as of October 1, 1998, we entered into a revised employment agreement with Mr. Finley providing for an increase in Mr. Finley's annual salary to $250,000 and containing revised provisions concerning change of control, termination of employment and other matters. Effective April 21, 1999, we entered into a revised employment agreement with Mr. Finley. See "-- Employment Agreements."

 (2) In February 1998, we changed our fiscal year end from September 30 to December 31.

 (3) Susan Michaelson is the wife of William F. Finley, our Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer.

 (4) On September 16, 1996, we issued to Ms. Michaelson warrants to purchase 200,000 shares of common stock with an exercise price of $1.00 per share, exercisable until September 15, 2006. Effective as of September 11, 1997, MKP entered into a new employment agreement with Ms. Michaelson for a period of three years providing for an annual salary of $150,000. Effective as of October 1, 1998, MKP entered into a revised employment agreement with Ms. Michaelson providing for an increase in Ms. Michaelson's annual salary to $250,000 and containing revised provisions concerning change of control, termination of employment and other matters. See "-- Employment Agreements."

 (5) On September 16, 1996, we issued to Ms. Kelbick warrants to purchase 200,000 shares of common stock with an exercise price of $1.00 per share, exercisable until September 15, 2006. Effective as of September 11, 1997, MKP entered into a new employment agreement with Ms. Kelbick for a period of three years providing for an annual salary of $150,000. Effective as of October 1, 1998, MKP entered into a revised employment agreement with Ms. Kelbick providing for an increase in Ms. Kelbick's annual salary to $250,000 and containing revised provisions concerning change of control, termination of employment and other matters. See "-- Employment Agreements."

 (6) This bonus was authorized by the Board of Directors during our fiscal year ended September 30, 1997, but was not paid until our fiscal year ended December 31, 1998.

 (7) This amount represents the bonus earned during the first three quarters of 1998 and the fourth quarter of 1997 and paid during our fiscal year ended December 31, 1998. It excludes the amount of bonus earned during the fourth quarter of 1998 and paid in the first quarter of 1999. The total amount of bonus earned in the fiscal year ended December 31, 1998 was $857,000.

 (8) For the year ended December 31, 1998, we contributed an aggregate of $18,480 for such executive under our 401(k) and profit sharing plan. See "-- Pension Plan".

 (9) For the year ended September 30, 1997, we contributed an aggregate of $14,534 for such executive under our 401(k) and profit sharing plan. See "-- Pension Plan".

(10) For the year ended September 30, 1996, we contributed an aggregate of $30,000 for such executive under our non-contributory pension and profit sharing plan. See "-- Pension Plan."

(11) For the year ended September 30, 1997, we contributed an aggregate of approximately $15,500 for such person under our 401(k) and profit sharing plan. See "-- Pension Plan."

                    STOCK OPTION AND WARRANT GRANTS IN 1998

     We did not issue any options or warrants to any of our named executive officers during the fiscal year ended December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     No options or warrants were exercised by any named executive officer during the fiscal year ended December 31, 1998. The following table sets forth information, as of December 31, 1998, concerning the number of shares issuable as to exercisable and nonexercisable options or warrants and the value of "in the money" options and warrants held by our named executive officers.

                                                                 VALUE OF UNEXERCISED
                                NUMBER OF UNEXERCISED                IN-THE-MONEY
                                   OPTIONS/WARRANTS                OPTIONS/WARRANTS
                                  AT FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                             ----------------------------    ----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                         -----------    -------------    -----------    -------------
William F. Finley..........    400,000           --           $376,000           --
Susan Michaelson...........    200,000           --           $138,000           --
Hillary Kelbick............    200,000           --           $138,000           --

-------------------------

(1) The value of exercisable options and warrants is based on the closing sale price of the common stock as reported on the OTC Bulletin Board on December 31, 1998, which was $1.69, minus the exercise price of the option or warrant, as the case may be.

COMPENSATION OF DIRECTORS

     We do not have a standard arrangement relating to the compensation of our directors. Historically, directors have been compensated for their services and attendance at meetings through the grant of options and warrants to purchase shares of common stock. Directors who are also officers of the company are not paid any monetary compensation for attendance at directors' meetings or for attending or participating in any committee meetings.

     The table below sets forth information about the warrants we issued as compensation for services as a director during the fiscal year ended December 31, 1998. All of the warrants are immediately exercisable, may be exercised on a "cashless" basis and are entitled to "piggyback" registration rights as to the shares of common stock underlying the warrants. All of the shares underlying these warrants are being offered in this prospectus.

                                      NO. OF                    EXERCISE    EXPIRATION
DIRECTOR                             WARRANTS    DATE ISSUED     PRICE         DATE
--------                             --------    -----------    --------    ----------
Duncan Burke.......................  100,000        10/98        $0.50        10/01
Richard Levy.......................  100,000        10/98        $0.50        10/01
Ottavio Serena.....................  100,000        10/98        $0.50        10/01

INCENTIVE STOCK OPTION PLAN

     In March 1988, we adopted an Incentive Stock Option Plan (the "Option Plan") pursuant to which 140,000 shares of common stock were reserved for issuance to our officers, directors and key employees. Under the Option Plan, options may be granted at 100% of fair market value on the date of grant (or 110% of fair market value, if the grantee was the owner of 10% or more of the company's common stock as of the date of grant). We granted options to five individuals to purchase a total of 70,000 shares, exercisable at an average exercise price of approximately $4.60 per share until October 1998. Our Option Plan expired by its terms in October 1998. None of the options issued under that plan were exercised and these options expired as of December 31, 1998.

EMPLOYMENT AGREEMENTS

     William F. Finley. On September 1, 1995, we entered into a five-year employment agreement with Mr. Finley. Under the agreement, Mr. Finley's initial annual salary was $125,000, subject to increases as determined by our Board of Directors. Mr. Finley's salary was subsequently increased through a series of revised employment agreements to its current level of $250,000 per year.

     Effective as of April 21, 1999, we entered into a new employment agreement with Mr. Finley expiring on September 30, 2000, subject to renewal. In the event we terminate Mr. Finley's employment other than for "cause," or if he terminates for "good reason," as defined in the agreement, we are obligated to pay to Mr. Finley, as severance pay, an amount equal to 200% of Mr. Finley's annual base salary rate. If we elect not to renew Mr. Finley's employment at the expiration of the term, he is entitled to a severance payment of $350,000 and common stock with "piggy-back" registration rights equal in value to the difference, if any, between the fair market value of all stock and warrants of our company that Mr. Finley then owns and $1,000,000.00. If Mr. Finley elects not to renew the employment agreement upon the expiration of the term, Mr. Finley will be entitled to a severance payment of $250,000. If we terminate the employment agreement with Mr. Finley in breach of the agreement, then in addition to the cash severance payments, Mr. Finley will be entitled to receive common stock, with "piggy-back" registration rights, equal in value to the difference, if any, between the fair market value of all stock and warrants of our company that Mr. Finley then owns and $1,000,000.00.

     In the event of the termination of Mr. Finley's employment by reason of a "change in control" (as such term is defined in the employment agreement) of the company or MKP, then in addition to paying Mr. Finley's salary and accrued benefits through the date of termination of employment, the company shall be obligated to pay to Mr. Finley, as severance pay, an amount equal to 200% of Mr. Finley's annual base salary rate as of the effective date of termination and to maintain through the remaining balance of the term of the employment (but not less than two years from the date of termination of Mr. Finley's employment agreement) all employee benefit plans and programs in which Mr. Finley was entitled to participate.

     Susan Michaelson and Hillary Kelbick. In October 1994, MKP entered into executive employment agreements with each of Ms. Michaelson and Ms. Kelbick for a term of three years ending on October 17, 1997. Under the terms of the agreements, the initial annual salary of each of Ms. Michaelson and Ms. Kelbick was $80,000. The annual base salary payable to each of Ms. Michaelson and Ms. Kelbick was subsequently increased through a series of revised employment agreements to the current level of $250,000 per year.

     The employment agreements with each of Ms. Michaelson and Ms. Kelbick expire on September 10, 2000, subject to renewal. The annual base salary payable to each of Ms. Michaelson and Ms. Kelbick is subject to periodic increases to be determined by MKP's Board of Directors. The employment agreements also provide for an annual incentive compensation payment for each of Ms. Michaelson and Ms. Kelbick equal to a percentage, determined annually by MKP's Board of Directors (not to exceed 30% in the aggregate) of the net income before taxes of MKP. For the year ended December 31,

1998, Ms. Michaelson and Ms. Kelbick each received approximately $627,000 under the incentive program. Ms. Michaelson and Ms. Kelbick have the option to receive bonus payments in cash, in stock of FPC or a combination of stock and cash.

     If, at the expiration of the term, MKP elects not to renew the respective employment agreements of Ms. Michaelson and Ms. Kelbick, each employee will be entitled to receive a severance payment in the amount of $350,000. If either Ms. Michaelson or Ms. Kelbick elects not to renew her respective employment agreement with MKP at the expiration of the term, the respective employee will be entitled to receive a severance payment of $250,000. In the event we terminate the employment of either Ms. Michaelson or Ms. Kelbick, other than "for cause," MKP shall be obligated to pay to the employee, as severance pay, an amount equal to 200% of the employee's annual base salary in effect as of the date of termination and to maintain through the remaining balance of the term of the employment agreement (but not less than two years from the date of termination of the employee's employment agreement) all employee benefit plans and programs in which the employee was entitled to participate. If the employment of either Ms. Michaelson or Ms. Kelbick shall be terminated for any reason other than "for cause," then the respective employee shall also be entitled to continued payment of the annual incentive compensation payment described above for a period of six (6) months after termination based upon MKP's net income before taxes for projects which were active on the date of termination.

     In the event of the termination of employment of either Ms. Michaelson or Ms. Kelbick by reason of a "change in control" (as such term is defined in the employment agreement) of MKP or FPC, then in addition to paying all salary and accrued benefits through the date of termination of employment, MKP shall be obligated to pay to the employee, as severance pay, an amount equal to 200% of the employee's annual base salary rate in effect as of the date of termination and to maintain through the remaining balance of the term of the employment agreement (but not less than two years from the date of termination of the employee's employment agreement) all employee benefit plans and programs in which the employee was entitled to participate.

     MKP Shareholders Agreement. Effective as of October 1, 1998, the Shareholders Agreement among FPC, MKP, Susan Michaelson and Hillary Kelbick was amended to provide, among other things, that in the event of the termination of the employment of either Ms. Michaelson or Ms. Kelbick for any reason, the respective employee has the right to require MKP to purchase all of the shares of stock of MKP owned by such employee for an amount equal to the "cash value" of such stock (i.e., the amount of cash and cash equivalents less accounts payable and other short term liabilities, all as reflected on MKP's then current balance sheet, multiplied by the percentage equity ownership in MKP represented by the stock of MKP owned by such employee). If this right is not exercised by the employee, then MKP will have the option to purchase such employee's stock in MKP at the "fair market value" thereof as provided in the original Shareholders Agreement.

LIMITATION ON PERSONAL LIABILITY; INDEMNIFICATION

     Our Certificate of Incorporation and By-Laws contain provisions exculpating our directors from personal liability for actions taken or omitted to be taken by them in connection with their positions, with limited exceptions. Our By-Laws also contain provisions which require us to indemnify current and former officers and directors for any judgments, fines, amounts paid in settlement or reasonable attorneys' fees incurred in the defense of certain actions and proceedings to the fullest extent permitted under New York law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

PENSION PLAN

     In September 1996, we established a non-contributory pension and profit sharing plan for the benefit of our eligible full-time employees. The plan provided for annual contributions to a trust fund, which are based upon a percentage of qualifying employees' annual compensation. Total contributions are limited to the maximum amount deductible for federal income tax purposes. For the year ended September 30, 1996, we contributed an aggregate of $90,000 in connection with the plan for the benefit of Mr. Finley, Ms. Michaelson and Ms. Kelbick. This plan was terminated in March 1997.

     In January 1997, we established a 401(k) salary deferred benefit plan covering substantially all employees who meet certain requirements. The plan requires us to make contributions equal to one-half of each participant's elected contribution, up to a maximum of 3% of each participant's elected contribution percentage. In September 1997, we amended the 401(k) plan to provide a provision for discretionary profit sharing plan contributions. Total contributions under the plan (401(k) and profit sharing) were approximately $127,000 for the year ended December 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 24, 1999, certain information regarding the beneficial ownership of common stock by (i) each person who is known to us to be the beneficial owner of more than 5% of the common stock, (ii) each of our directors and executive officers, (iii) each of our "named executive officers" as determined in accordance with the rules and regulations of the SEC, and (iv) all directors and executive officers of our company as a group. The following information is based in part upon data furnished by the persons indicated below:

NAME AND ADDRESS                             NUMBER OF SHARES
OF BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)    PERCENT OF CLASS(1)
-------------------                        ---------------------    -------------------
Robert S. Trump(2).......................        5,555,422                 58.7%
William F. Finley(3).....................          618,000                  6.1%
Duncan G. Burke(4).......................          220,000                  2.3%
Richard S. Levy(5).......................          220,000                  2.3%
Ottavio Serena(6)........................          266,000                  2.8%
Susan Michaelson(7)......................          218,000                  2.3%
Hillary Kelbick(8).......................          225,000                  2.3%
All directors and executive officers as a
  group (4 persons)......................        1,273,000                 12.9%

-------------------------

(1) Based upon an aggregate of 9,471,534 shares of common stock outstanding as of June 24, 1999, plus, for each listed beneficial owner, the number of shares which such person has the right to acquire within 60 days of June 24, 1999.

(2) The address of Mr. Trump is c/o Trump Management, Inc., 2611 West Second Street, Brooklyn, New York 11223. For further information concerning Mr. Trump's relationships to the Company, see "Certain Relationships and Related Transactions -- Transactions with Principal Stockholders."

(3) Includes: (i) 200,000 shares issuable upon the exercise of warrants granted on September 15, 1995; and (ii) 200,000 shares issuable upon the exercise of warrants granted on September 16, 1996. Also includes: (i) 18,000 shares of common stock held by Susan Michaelson; and (ii) 200,000 shares issuable upon the exercise of warrants granted to Ms. Michaelson, which securities Mr. Finley may be deemed to beneficially own. Ms. Michaelson is the wife of Mr. Finley and a Managing Director and 10% stockholder of MKP. Mr. Finley disclaims beneficial ownership of the shares owned by his wife. The business address of Mr. Finley is 335 Madison Avenue, New York, New York 10017.

(4) Includes: (i) 20,000 shares of common stock; (ii) 50,000 shares issuable upon the exercise of warrants granted to Mr. Burke on September 16, 1996;
    (iii) 50,000 shares issuable upon the exercise of warrants granted to Mr. Burke on December 29, 1997 and (iv) 100,000 shares issuable upon the exercise of warrants granted to Mr. Burke on October 21, 1998. The business address of Mr. Burke is c/o Burke Capital, Two Greenwich Plaza, P.O. Box 628, Greenwich, Connecticut 06836.

(5) Includes: (i) 20,000 shares of common stock; (ii) 50,000 shares issuable upon the exercise of warrants granted to Mr. Levy on September 16, 1996,
    (iii) 50,000 shares issuable upon the exercise of warrants granted to Mr. Levy on December 29, 1997 and (iv) 100,000 shares issuable upon the exercise of warrants granted to Mr. Levy on October 21, 1998. The business address of Mr. Levy is c/o Tishman Real Estate Services, 40 Wall Street, New York, New York 10005.

(6) Includes: (i) 15,000 shares of common stock; and (ii) 200,000 shares issuable upon the exercise of warrants granted to Mr. Serena on October 21, 1998. Also includes: (i) 1,000 shares of common stock; and (ii) 50,000 shares of common stock issuable upon the exercise of warrants granted to Mr. Serena's wife, Charlotte Tuck, which securities Mr. Serena may be deemed to beneficially own. Mr. Serena disclaims beneficial ownership of the shares owned by his wife. The business address of Mr. Serena is 399 Park Avenue, 14th Floor, New York, New York 10043.

(7) Includes: (i) 18,000 shares of common stock; and (ii) 200,000 shares issuable upon the exercise of warrants granted on September 16, 1996. Does not include any securities of the company owned by Ms. Michaelson's husband, William F. Finley, our Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer. Ms. Michaelson disclaims beneficial ownership of the shares beneficially owned by her husband. The business address of Ms. Michaelson is 335 Madison Avenue, New York, New York 10017.

(8) Includes: (i) 25,000 shares of common stock; and (ii) 200,000 shares issuable upon the exercise of warrants granted to Ms. Kelbick on September 16, 1996. The business address of Ms. Kelbick is 335 Madison Avenue, New York, New York 10017.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a discussion of material transactions that we entered into with our principal stockholders, executive officers and directors within the past two years. We believe that the terms of these transactions were just as favorable to us as similar transactions with non-affiliated third parties would have been at the time of such transactions. Our policy is that all transactions between us and our principal stockholders, officers and directors should be on terms no less favorable to us than could be obtained from unaffiliated parties.

TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS

     In October 1997, Mr. Trump purchased from us an additional 30% equity interest in FPC Information for a purchase price of $225,000. As a result, Mr. Trump owns a 50% equity interest in FPC Information and we own a 50% equity interest in FPC Information.

     In March 1998, Mr. Trump purchased from us 1,000,000 shares of common stock for a purchase price of $0.20 per share. This sale was part of our private placement of an aggregate of 1,400,000 shares of common stock.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     General. In February 1999, we agreed that in the event of any corporate financial transaction involving the company, such as our acquisition of another company or business, a sale or merger of the company, or a private offering or other sale or placement of equity or debt by the company, for which any of our outside directors (i.e., Messrs. Burke, Levy and Serena) act as the procuring party or otherwise is entitled to payment of a fee or commission if such outside director were an independent third party, then, in any such event, such outside director will be entitled to payment of a fee or commission from us in an amount which shall be fair, reasonable and customary in the financial or banking industry with regard to such transaction as if such fee or commission were negotiated on an arms-length basis with an unaffiliated third party, such as an independent investment banking firm. As of the date of this prospectus, no fees have been paid.

     Duncan Burke. Mr. Burke is a Director of our company. As consideration for Mr. Burke's services as a director of our company:

     - in December 1997, we granted Mr. Burke warrants to purchase 50,000 shares of common stock, which are exercisable at $0.50 per share through November 1999; and

     - In October 1998, we granted Mr. Burke warrants to purchase 100,000 shares of common stock, which are exercisable at $0.50 per share through October 2001.

     The shares of common stock underlying all of the warrants we have issued to Mr. Burke are entitled to "piggyback" registration rights and contain "cashless exercise" provisions. These shares are being offered in this prospectus. All of the warrants owned by Mr. Burke are exercisable immediately.

     Richard Levy. Mr. Levy is our Secretary and a Director. As consideration for Mr. Levy's services as a director of our company:

     - in December 1997, we granted Mr. Levy warrants to purchase 50,000 shares of common stock, which are exercisable at $0.50 per share through November 1999; and

     - in October 1998, we granted Mr. Levy warrants to purchase 100,000 shares of common stock, which are exercisable at $0.50 per share through October 2001.

     The shares of common stock underlying all of the warrants we have issued to Mr. Levy are entitled to "piggyback" registration rights and contain "cashless exercise" provisions. These shares are being offered in this prospectus. All of the warrants owned by Mr. Levy are exercisable immediately.

     Ottavio Serena. Mr. Serena is currently a Director. In October 1998, as consideration for Mr. Serena's services as a director, we granted Mr. Serena warrants to purchase 100,000 shares of common stock, which are exercisable at $0.50 per share through October 31, 2001. In October 1998, we also issued to Mr. Serena warrants to purchase an additional 100,000 shares of common stock on the same terms as compensation for certain investment banking and consulting services Mr. Serena furnished to us. The shares of common stock underlying all of the warrants issued to Mr. Serena are entitled to "piggyback" registration rights and contain "cashless exercise" provisions. These shares are being offered in this prospectus. All of the warrants owned by Mr. Serena are immediately exercisable.

     For further information concerning employment agreements and certain other arrangements between our Company or MKP and its directors, executive officers and key employees, see "Management -- Employment Agreements."

                              SELLING STOCKHOLDERS

     The following selling stockholders are offering 3,006,000 shares of our common stock, 1,456,000 of which are issued and outstanding and 1,550,000 of which are issuable upon exercise of warrants. Such shares may be offered from time to time by such selling shareholders, their nominees or permitted transferees. They are under no obligation to sell all or any portion of the shares pursuant to this prospectus. The information in the table below concerning the selling shareholders is based on our records as of June 24, 1999. Information concerning the selling shareholders may change from time to time after the date of this prospectus. See "Risk Factors," "Plan of Distribution" and "Description of Securities."

                                            SHARES OF              SHARES OF
                                        COMMON STOCK OWNED    COMMON STOCK OFFERED
NAME OF SELLING SHAREHOLDER             PRIOR TO OFFERING     PURSUANT TO OFFERING
---------------------------             ------------------    --------------------
Duncan G. Burke(1)....................        220,000                220,000(1)
William F. Finley(2)..................        400,000                400,000(2)
Gary S. Friedman(3)...................        100,000                100,000(3)
Hillary Kelbick(4)....................        225,000                200,000(4)
Richard S. Levy(5)....................        220,000                220,000(5)
Susan Michaelson(6)...................        218,000                200,000(6)
Ottavio Serena(7).....................        215,000                215,000(7)
Charlotte Tuck(8).....................         51,000                 51,000(8)
Robert S. Trump(9)....................      5,555,422              1,000,000(9)
Samaritan Holdings Limited............        300,000                300,000
Jan Van Eck(10).......................        205,000                100,000

-------------------------

 (1) Includes: (i) 20,000 shares of common stock; (ii) 50,000 shares of common stock issuable upon the exercise of warrants at $1.00 per share until September 2006; (iii) 50,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until November 1999; and (iv) 100,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until October 2001. Mr. Burke is our Vice President and a Director. See "Management" and "Security Ownership of Certain Beneficial Owners and Management."

 (2) Includes: (i) 200,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until September 2010; and (ii) 200,000 shares of common stock issuable upon the exercise of warrants at $1.00 per share until September 2006. Does not include 18,000 shares and warrants to purchase 200,000 shares of common stock owned by Susan Michaelson, Mr. Finley's wife, of which Mr. Finley disclaims beneficial ownership. Mr. Finley is our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board. See "Management" and "Security Ownership of Certain Beneficial Owners and Management."

 (3) Includes 100,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until October 2001. Mr. Friedman is a partner in the law firm of Kaufman Friedman Plotnicki & Grun, LLP, which is our general counsel.

 (4) Includes 200,000 shares of common stock issuable upon the exercise of warrants at $1.00 per share until September 2006. After the offering, Ms. Kelbick will own

     25,000 shares of common stock, assuming she sells all of her shares being offered in this prospectus. Ms. Kelbick is a Managing Director of MKP. See "Management."

 (5) Includes: (i) 20,000 shares of common stock; (ii) 50,000 shares of common stock issuable upon the exercise of warrants at $1.00 per share until September 2006; (iii) 50,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until November 1999; and (iv) 100,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until October 2001. Mr. Levy is our Secretary and a Director. See "Management" and "Certain Relationships and Related Transactions."

 (6) Includes 200,000 shares of common stock issuable upon the exercise of warrants at $1.00 per share until September 2006. Does not include warrants to purchase 400,000 shares of common stock owned by William Finley, Ms. Michaelson's husband, of which Ms. Michaelson disclaims beneficial ownership. After the offering, Mr. Michaelson will own 18,000 shares of common stock, assuming she sells all of her shares being offered in this prospectus. Ms. Michaelson is a Managing Director of MKP. See "Management" and "Security Ownership of Certain Beneficial Owners and Management."

 (7) Includes: (i) 15,000 shares of common stock; and (ii) 200,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until October 2001. Does not include 1,000 shares and warrants to purchase 50,000 shares of common stock owned by Charlotte Tuck, Mr. Serena's wife, of which Mr. Serena disclaims beneficial ownership. Mr. Serena is a Director. See "Management," "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

 (8) Includes: (i) 1,000 shares of common stock; and (ii) 50,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until October 2001. Does not include 15,000 shares and warrants to purchase 200,000 shares of common stock owned by Ottavio Serena, Ms. Tuck's husband, of which Ms. Tuck disclaims beneficial ownership. Ms. Tuck is an employee. See "Security Ownership of Certain Beneficial Owners and Management."

 (9) Mr. Trump is a principal shareholder of our company. After the offering, Mr. Trump will own 4,555,422 shares, or 48.1% of our outstanding common stock, assuming he sells all of his shares being offered in this prospectus. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and "Related Transactions."

(10) After the offering, Mr. Van Eck will own 105,000 shares, or 1.1% of our outstanding common stock, assuming he sells all of his shares being offered in this prospectus.

     We will incur expenses in respect of this offering in an amount estimated to be $80,000 in the aggregate. Except as otherwise provided in this prospectus, no selling stockholder has held any position or office or had any other material relationship with our company within the past three years. The selling stockholders will receive all of the proceeds from the sale of the shares offered hereby. We will not receive any proceeds from the sale of such shares, however, we will receive proceeds from the exercise by the selling stockholders of warrants to purchase shares offered in this prospectus, assuming warrants held by the selling stockholders are exercised for cash. See "Use of Proceeds" and "Plan of Distribution."

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue 50,000,000 shares of common stock, par value $.01 per share, of which, as of June 24, 1999, 9,471,534 shares were outstanding. Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of common stock. Holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor and to share ratably in our assets that are available upon liquidation, dissolution or winding up. We have never declared or paid any dividends on our common stock. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock are able to elect all directors.

PREFERRED STOCK

     The Board of Directors has the authority to issue, without any further action by the stockholders, up to 10,000,000 shares of preferred stock from time to time. The Board of Directors may issue preferred stock in one or more series and establish the rights, preferences, privileges and restrictions relating to the preferred, including dividend rights, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), preemptive rights and liquidation preferences. The ability to issue preferred stock could materially harm the ability of holders of common stock to consummate some corporate transactions, including proposals to acquire all or substantially all of the outstanding shares of our company. In addition, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock, or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company. We have no present plans to issue any shares of preferred stock. See "Risk Factors -- The issuance of our preferred stock could adversely affect holders of our common stock."

OUTSTANDING WARRANTS AND OPTIONS

     As of the date of this prospectus, there are 1,745,000 shares of common stock which are issuable upon the exercise in full of outstanding options and warrants issued by us, which expire at various times up until September 2010 and have exercise prices ranging from $0.50 to $1.00 per share. Of these, 1,550,000 shares of common stock underlying options and warrants are being registered hereunder.

REVERSE SPLIT OF COMMON STOCK

     In August 1996, shareholders representing a majority of our outstanding shares approved, among other things, an amendment to our Certificate of Incorporation to effectuate a one-for-five reverse stock split which was effected in September 1996. Each share of common stock after the split has a par value of $0.01 per share. All of the information in this prospectus relating to our common stock reflects the one-for-five reverse stock split.

DIVIDENDS

     To date, our company has not paid any dividends. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors and will depend on, among other things, our operating results, financial condition, capital requirements and such other factors as the Board of Directors may deem relevant. In addition, our Board of Directors has the authority, without obtaining stockholder approval, to issue shares of preferred stock, the terms of which could provide for preferential dividend rights or otherwise restrict our ability to pay dividends to the holders of the common stock. See "Dividend Policy" and "-- Preferred Stock."

NEW YORK LAW; CHANGE OF CONTROL

     Certain provisions of New York law could delay, defer or prevent a change in control of our company and thereby make it more difficult to accomplish, or could deter, transactions which shareholders may otherwise consider to be in the best interests of the company and thereafter may limit the price that certain investors might be willing to pay in the future for shares of our common stock.

TRANSFER AGENT AND REGISTRAR

     The Company's transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

SHARES ELIGIBLE FOR FUTURE SALE

     As of June 24, 1999, we had 9,471,534 shares of common stock outstanding, including the 1,456,000 outstanding shares of common stock offered in this prospectus. This prospectus also covers 1,550,000 shares issuable upon the exercise of immediately exercisable warrants. Assuming the exercise of these warrants in full for cash, we will have approximately 11,021,534 shares of common stock outstanding. The 3,006,000 shares offered hereby, including the 1,550,000 shares underlying issued and outstanding warrants, will be freely tradable upon the date of this prospectus without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" of our Company, as that term is defined in the Securities Act. All of our outstanding shares of common stock owned by the existing stockholders of our company are also freely tradable, either:

     - without restriction or further registration under the Securities Act, except if held by affiliates, because they were issued in our initial public offering in 1989; or

     - because they are "restricted securities" within the meaning of Rule 144 under the Securities Act and are eligible for sale in the public market pursuant to Rule 144 under the Securities Act.

     In addition, of our outstanding options and warrants to purchase an aggregate of 1,745,000 shares, 1,550,000 shares are being offered by this prospectus and, upon exercise, will be freely tradeable if we keep the prospectus current, and 195,000 shares will, upon the exercise of such warrants and options, be eligible for sale from time to time under Rule 144.

     In general, under Rule 144, as in effect on the date of this Prospectus, a person (or persons whose shares are aggregated with those of others), including an affiliate, whose restricted securities have been fully paid and held for at least one year from the later of the date such restricted securities were acquired from our company or if applicable the date they were acquired from an affiliate, is generally entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the number of the then outstanding shares of common stock (approximately 94,715 shares of common stock based on the number of shares outstanding on June 15, 1999) or the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding such sale or the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning our company. In addition, under Rule 144, if at least two years have elapsed since the shares of common stock relating to the sale were issued by our company or acquired from an affiliate of our company, the holder of those shares can sell them without the restrictions of Rule 144 so long as the holder is not an affiliate of our company at the time of sale and has not been an affiliate for at least 90 days from the date of sale.

     No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on future prices of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could aversely affect the prevailing market prices and impair our ability to raise capital through sales of equity securities.

                              PLAN OF DISTRIBUTION

     The selling stockholders may sell their shares of common stock directly to purchasers as principals, or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve block transactions). Any sales of the shares may be effected through the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the selling shareholders effect sales through underwriters, brokers, dealers or agents, such firms may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom they may act as agent, principal or both. Those persons who act as broker-dealers or underwriters in connection with the sale of the shares may be selected by the selling shareholders and may have other business relationships with, and perform services for, us. Any selling shareholder, underwriter or broker-dealer who participates in the sale of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by any underwriter or broker-dealer and any profit on any sale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     The anti-manipulation provisions of Rules 101 through 104 under the Exchange Act may apply to purchases and sales of shares of common stock by the selling shareholders. In addition, there are restrictions on market-making activities by persons engaged in the distribution of the common stock.

     Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be able to be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We are required to pay expenses incident to the registration, offering and sale of the shares pursuant to this offering. We estimate that our expenses will be approximately $80,000 in the aggregate. We and some of the selling shareholders have agreed to indemnify each other and certain other persons against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     We have advised the selling shareholders that if a particular offer of shares is to be made on terms constituting a material change from the information set forth above, then to the extent required, a prospectus supplement should be distributed setting forth such terms and related information and should be used.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Baer Marks & Upham LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of FPC and our subsidiaries as of December 31, 1998 and 1997 and for each of the years then ended, have been included herein in reliance upon the report of Goldstein and Morris, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC under the Securities Act a Registration Statement on Form SB-2 (the "Registration Statement"), of which this prospectus is a part, with respect to the shares offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement or in a filing incorporated by reference herein or otherwise, reference is made to the exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by this reference.

     We are subject to the informational requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. Reports and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at:

                                Judiciary Plaza
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

                            Seven World Trade Center
                                   13th Floor
                            New York, New York 10048

                            500 West Madison Street
                                   Suite 1400
                            Chicago, Illinois 60601

Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including us. The SEC's telephone number is 1-800-SEC-0330.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE NO.
                                                              --------
AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER
  31, 1998 AND 1997
Report of Independent Accountants...........................     F-2
Consolidated Balance Sheet as of December 31, 1998..........     F-3
Consolidated Statements of Operations for the years ended
  December 31, 1998 and 1997................................     F-4
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1998 and 1997....................     F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998 and 1997................................     F-6
Notes to Consolidated Financial Statements..................     F-7
UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED
  MARCH 31, 1999 AND 1998
Consolidated Balance Sheets as of March 31, 1999 and 1998
  (unaudited)...............................................    F-16
Consolidated Statements of Operations for the three months
  ended March 31, 1999 and 1998 (unaudited).................    F-17
Consolidated Statements of Cash Flows for the three months
  ended March 31, 1999 and 1998 (unaudited).................    F-18
Consolidated Statements of Shareholders' Equity for the
  three months ended March 31, 1999 and 1998 (unaudited)....    F-19
Notes to Consolidated Financial Statements..................    F-20

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Financial Performance Corporation and Subsidiaries
New York, New York

We have audited the accompanying consolidated balance sheets of Financial Performance Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of changes in stockholders' equity, operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Financial Performance Corporation and Subsidiaries as of December 31, 1998 and 1997 and the results of its consolidated operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                  GOLDSTEIN AND MORRIS

New York, New York
February 23, 1999

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                         1998           1997
                                                      -----------    -----------
ASSETS
Current assets
  Cash and cash equivalents.........................  $ 6,287,148    $ 2,256,218
  Accounts receivable...............................      342,783        720,616
  Prepaid expenses and other current assets.........       31,275         79,110
                                                      -----------    -----------
     Total current assets...........................    6,661,206      3,055,944
Property and equipment, net of accumulated
  depreciation......................................      213,729        198,963
Software development costs..........................           --        135,605
Investment in subsidiary............................      666,039        426,000
Other assets........................................      310,086        303,806
                                                      -----------    -----------
                                                      $ 7,851,060    $ 4,120,318
                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses.............  $ 2,841,188    $ 1,908,153
                                                      -----------    -----------
     Total current liabilities......................    2,841,188      1,908,153
                                                      -----------    -----------
Minority interest in consolidated subsidiaries......      848,046        448,046
                                                      -----------    -----------
Stockholders' equity
  Common stock -- authorized 50,000,000 shares of
     $.01 par value per share: issued and
     outstanding 9,471,534 as of December 31, 1998;
     8,021,534 as of December 31, 1997..............       94,715         80,215
  Additional paid in capital........................    7,756,261      7,480,761
  Accumulated (deficit).............................   (3,689,150)    (5,796,857)
                                                      -----------    -----------
     Total stockholders' equity.....................    4,161,826      1,764,119
                                                      -----------    -----------
                                                      $ 7,851,060    $ 4,120,318
                                                      ===========    ===========

The accompanying notes are an integral part of these financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                          1998           1997
                                                       -----------    ----------
Revenues.............................................  $21,492,151    $8,383,167
                                                       -----------    ----------
Costs and expenses
  Cost of revenues...................................   14,823,626     6,906,335
  Salaries and related expenses......................    2,235,358       675,660
  Selling, general and administrative................    1,486,869     1,317,576
                                                       -----------    ----------
                                                        18,545,853     8,899,571
                                                       -----------    ----------
Operating income (loss)..............................    2,946,298      (516,404)
                                                       -----------    ----------
Other income (expense):
  Interest income....................................       80,515        48,444
  Minority interest in earnings of subsidiaries......     (657,000)      (53,600)
                                                       -----------    ----------
                                                          (576,485)       (5,156)
Income (loss) before income taxes....................    2,369,813      (521,560)
Income taxes.........................................      262,106        29,178
                                                       -----------    ----------
Net income (loss)....................................  $ 2,107,707    $ (550,738)
                                                       ===========    ==========
Earnings (loss) per common share:
  Basic..............................................         $.24         $(.06)
  Diluted............................................          .23          (.06)

The accompanying notes are an integral part of these financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                     COMMON STOCK
                                 ---------------------     ADDITIONAL      ACCUMULATED
                                  SHARES     PAR VALUE   PAID IN CAPITAL     DEFICIT       TOTAL
                                 ---------   ---------   ---------------   -----------   ----------
Balance, January 1, 1998.......  8,021,534    $80,215      $7,480,761      $(5,796,857)  $1,764,119
Issuance of shares in private
  placement, net of costs......  1,450,000     14,500         275,500               --      290,000
Net income.....................         --         --              --        2,107,707    2,107,707
                                 ---------    -------      ----------      -----------   ----------
Balance, December 31, 1998.....  9,471,534    $94,715      $7,756,261      $(3,689,150)  $4,161,826
                                 =========    =======      ==========      ===========   ==========
Balance, January 1, 1997.......  7,850,782    $78,508      $7,341,725      $(5,246,119)  $2,174,114
Issuance of shares in private
  placement, net of costs......    170,752      1,707         139,036               --      140,743
Net income (loss)..............         --         --              --         (550,738)    (550,738)
                                 ---------    -------      ----------      -----------   ----------
Balance, December 31, 1997.....  8,021,534    $80,215      $7,480,761      $(5,796,857)  $1,764,119
                                 =========    =======      ==========      ===========   ==========

The accompanying notes are an integral part of these financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                           1998          1997
                                                        ----------    ----------
Cash flows from operating activities:
Net Income (loss).....................................  $2,107,707    $ (550,738)
Adjustments to reconcile to net cash provided by
  operating activities:
  Depreciation and amortization.......................     212,435       152,392
  Minority interest in earnings of consolidated
     subsidiaries.....................................     657,000        53,600
Increase (decrease) in cash flows from operating
  activities resulting from changes in:
  Accounts receivable.................................     377,833       376,942
  Prepaid expenses and other current assets...........      47,835        82,587
  Other assets........................................      (6,280)     (143,550)
  Accounts payable and accrued expenses...............     933,035       702,270
                                                        ----------    ----------
     Net cash provided by operating activities........   4,329,565       673,503
                                                        ----------    ----------
Cash flows from investing activities:
  Acquisition of equipment............................     (89,635)     (154,591)
  Software development costs..........................          --      (210,177)
  Investment in subsidiary............................    (499,000)       (8,000)
     Net cash used in investing activities............    (588,635)     (372,768)
                                                        ----------    ----------
Cash flows from financing activities:
  Proceeds from sale of common shares.................     290,000       140,743
  Subsidiary company stock issued to minority
     shareholder......................................          --       170,000
                                                        ----------    ----------
     Net cash provided by financing activities........     290,000       310,743
                                                        ----------    ----------
Net increase in cash..................................   4,030,930       611,478
Cash and cash equivalents, beginning of year..........   2,256,218     1,644,740
                                                        ----------    ----------
Cash and cash equivalents, end of year................  $6,287,148    $2,256,218
                                                        ==========    ==========
Supplemental disclosure of cash flow information:
  Cash paid for income taxes:.........................  $  201,535    $   23,000
                                                        ==========    ==========

The accompanying notes are an integral part of these financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- ORGANIZATION AND BUSINESS

     Financial Performance Corporation (the "Company") through its subsidiaries currently markets merger communications services and computer software to the financial services industry. The Company was incorporated in New York on August 14, 1984. The Company ceased operations from February 1990 through November 1992.

     During the fiscal year ended September 30, 1995, the Company established three eighty percent owned subsidiaries, Michaelson Kelbick Partners Inc. ("MKP"), FPC Information Corp. ("FPC Information") and Aspen Capital Management, LLC ("Aspen").

     MKP was formed and commenced operations in October 1994. MKP is engaged in providing specialized merger communications and marketing services to the financial services industry (see Note B (1)).

     FPC Information was formed in November 1994 for the purpose of marketing the Company's software products.

     In October 1997, the Company's investment in FPC Information Corp. was reduced from eighty percent to fifty percent, as a result of a $225,000 additional investment by the minority shareholder. The Company has the option to repurchase a thirty percent equity interest in FPC Information Corp. exercisable at any time prior to September 30, 1999 at the fair market value of such interest, but in no event less than $225,000.

     Aspen was formed in January 1995 as an international sponsor of cash management funds and planned to engage in the development, investment management and administration of such funds. Aspen, which was in the development stage, ceased operations in September 1996.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Financial Performance Corporation and Subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in FPC Information Corp. in which the Company does not have control is accounted for by the equity method.

     Condensed financial information of its eighty percent owned subsidiary, MKP, excluding intercompany eliminations, as of December 31, 1998 and 1997 and for the years then ended, is as follows:

                                                   1998          1997
                                                ----------    ----------
Cash..........................................  $5,910,000    $2,109,000
Accounts receivable...........................     343,000       721,000
Other assets..................................     281,000       209,000
Accounts payable..............................   2,478,000     1,576,000
Revenues......................................  21,492,000     8,383,000
Operating costs...............................  19,312,000     8,002,000
Net income....................................   1,999,000       401,000

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Intercompany management fees of $1,714,000 and $336,526 were included in operating costs for the years ended December 31, 1998 and 1997, respectively. These amounts were eliminated upon consolidation.

     Condensed financial information for the Company's other subsidiary, FPC Information Corp. for the years ended December 31, 1998 and 1997 has not been separately disclosed. This entity had no revenues and its assets and liabilities are immaterial.

(2) REVENUE RECOGNITION

     Revenue from software products is recognized upon delivery to the customer, provided that no significant vendor obligations remain, and collection of the resulting receivable is deemed probable.

(3) SOFTWARE DEVELOPMENT COSTS AND AMORTIZATION

     Costs associated with software development subsequent to the establishment of technological feasibility, including enhancements to software products, are capitalized and amortized as required by Statement of Financial Accounting Standards No. 86. Costs incurred prior to achieving technological feasibility are expensed as incurred and classified as research and development costs. There were no research and development costs incurred for the years ended December 31, 1998 and 1997.

     Amortization of capitalized software development costs is generally provided on a product-by-product basis at the greater of the amount computed by using the ratio that current gross revenue bears to the total current and anticipated gross revenue of the product or on the straight-line method over the sixty-month estimated useful life of the product commencing when the product is available for general release to customers.

     Software Development Costs are summarized as follows:

                                                    1998         1997
                                                  ---------    --------
Balance, beginning of year......................  $ 135,605    $135,605
Additions.......................................         --          --
Amortization....................................   (135,605)         --
                                                  ---------    --------
Balance, end of year............................  $      --    $135,605
                                                  =========    ========

(4) EARNINGS (LOSS) PER COMMON SHARE

     Basic earnings (loss) per common share was calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share was calculated by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

(5) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

(6) ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(7) DEPRECIATION AND AMORTIZATION

     Property and equipment are stated at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets, 5 to 7 years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period. The cost of maintenance and repairs is charged to operations as incurred. Significant renewals and betterments are capitalized.

     Amortization of an intangible asset, a customer list of $164,000, included on the balance sheet under the caption, other assets, is being amortized on the straight line basis, over ten years.

     Property and equipment consists of the following:

                                                     1998        1997
                                                   --------    --------
Computer equipment...............................  $192,513    $107,275
Furniture and fixtures...........................   159,978     155,580
Leasehold improvements...........................    33,977      33,977
                                                   --------    --------
                                                    386,468     296,832
Less: accumulated depreciation and
  amortization...................................   172,739      97,869
                                                   --------    --------
                                                   $213,729    $198,963
                                                   ========    ========

(8) INCOME TAXES

     Income taxes are computed in accordance with the provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires, among other things, a liability approach to calculating deferred income taxes. SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     At December 31, 1998, the Company has net operating loss carryforwards of approximately $3,567,000, which expire in various years through 2012, available to offset future taxable income. Certain provisions of the tax law may limit the net operating loss carryforwards available for use in any given year in the event of a significant change in ownership interest. At December 31, 1998, the Company had a deferred tax asset

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES amounting to approximately $1,700,000. The deferred tax asset consists primarily of net operating loss carryforwards and has been fully offset by a valuation allowance of the same amount.

     The income tax expense for the for the years ended December 31, 1998 and 1997 represents state and local income taxes on the income of MKP.

     Income tax expense for the years ended December 31, 1998 and 1997 is reconciled to Federal statutory rates as follows:

                                                     1998        1997
                                                   ---------    -------
Income taxes at statutory rates..................  $ 782,000    $    --
Utilization of loss carryforwards................   (782,000)        --
State and local income taxes.....................    262,106     29,178
                                                   ---------    -------
  Income taxes...................................  $ 262,106    $29,178
                                                   =========    =======

NOTE C -- SIGNIFICANT CUSTOMERS

     For the year ended December 31, 1998, three customers of the Company's subsidiary, MKP, accounted for 82% of the Company's consolidated revenues in the following respective percentages:

Customer A................................   55%
Customer B................................   18%
Customer C................................   10%
                                            ---
                                             83%
                                            ===

     The total accounts receivable from these customers at December 31, 1998 amounted to 70% of the total accounts receivable balance.

NOTE D -- WARRANTS TO PURCHASE COMMON STOCK

     At December 31, 1998, the Company had outstanding warrants as follows:

NUMBER OF SHARES                       EXERCISE PRICE     EXPIRATION DATE
----------------                       --------------    ------------------
250,000..............................      $ .50         November 30, 1999
550,000..............................        .50          October 31, 2001
725,000..............................       1.00         September 15, 2006
 20,000..............................       1.00         September 16, 2006
200,000..............................        .50         September 15, 2010

NOTE E -- INCENTIVE STOCK OPTION PLAN

     In March 1988, the Company adopted a stock option plan. The plan provides for the granting of options to purchase up to 140,000 shares of common stock to key employees, officers and directors at an exercise price equal to fair market value at the date of grant.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

The right to exercise options granted under the plan commences one year from the date of the grant and such options are exercisable in increments of 25% each year provided employment with the Company is continuous. The plan expired by its terms in October 1998.

     Presented below is a summary of the status of the Company's stock options:

                                         SHARES                             SHARES
                                          UNDER     WEIGHTED    EXERCISE     UNDER
                                         OPTIONS    AVERAGE      PRICE      OPTIONS
                                         -------    --------    --------    -------
Balance, beginning of year.............   70,000     $2.31       70,000      $2.31
Granted................................       --        --           --         --
Exercised..............................       --        --           --         --
Expired................................  (70,000)     2.31           --         --
                                         -------     -----       ------      -----
Balance, end of year...................       --     $  --       70,000      $2.31
                                         -------     -----       ------      -----

NOTE F -- EMPLOYEE BENEFIT PLANS

     In September 1996, the Company established a non-contributory pension and profit sharing plan for the benefit of eligible full-time employees. The plan provides for annual contributions to a trust fund, which are based upon a percentage of qualifying employees' annual compensation. Total contributions are limited to the maximum amount deductible for federal income tax purposes.

     The plan was terminated in March, 1997.

     In January, 1997, the Company established a 401(k) salary deferred benefit plan covering substantially all employees who have met certain requirements. The plan requires Company contributions equal to 50% to a maximum of 3% of each participant's contribution percentage.

     In September, 1997, the Company amended its 401(k) plan to provide a provision for discretionary profit sharing plan contributions. Total contributions to the plan, (401(k) and profit sharing), were $127,000 and $82,000 for the years ended December 31, 1998 and 1997, respectively.

NOTE G -- COMMITMENTS

     The Company has commitments under non-cancelable operating leases for office space and equipment, which expire on October 31, 2006 and September 30, 2000, respectively. The office lease includes provisions requiring the Company to pay a proportionate share of increases in real estate taxes and operating expenses over base period amounts.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Minimum payments for the leased properties for subsequent years are as follows:

YEARS ENDING DECEMBER 31,
-------------------------
1999...............................................  $  281,000
2000...............................................     281,000
2001...............................................     374,000
2002...............................................     415,000
2003...............................................     419,000
Thereafter.........................................   1,292,000
                                                     ----------
                                                     $3,062,000
                                                     ==========

     Rent and equipment leasing expense for the years ended December 31, 1998 and 1997 was $370,734 and $330,669, respectively.

NOTE H -- EMPLOYMENT AGREEMENTS

     On September 1, 1995, the Company entered into a five year employment agreement with Mr. Finley which expires on August 31, 2000. Under the agreement, Mr. Finley's initial annual salary was $125,000, subject to increases as determined by the Company's Board of Directors, Mr. Finley's salary was subsequently increased to $150,000.

     Effective as of October 1, 1997, the Company entered into a new three year employment agreement with Mr. Finley which expires on September 30, 2000. Under this employment agreement, Mr. Finley's initial salary was $150,000 per annum, subject to periodic increases as determined by the Company's Board of Directors. In the event of the termination of Mr. Finley's employment by reason of a "change in control" (as such term is defined in the employment agreement) of the Company or certain other events, then in addition to paying Mr. Finley's salary and accrued benefits through the date of termination of employment, the company shall be obligated to pay to Mr. Finley, as severance pay, an amount equal to 200% of Mr. Finley's annual base salary rate as of the effective date of termination and to maintain through the remaining balance of the term of the employment (but not less than two years from the date of termination of Mr. Finley's employment agreement) all employee benefit plans and programs in which Mr. Finley was entitled to participate. The Company agreed to pay reasonable travel and entertainment expenses incurred by Mr. Finley on behalf of the Company and to provide Mr. Finley with a leased automobile. If Mr. Finley does not elect not to renew his employment agreement at the expiration of the term and the Company does not elect to renew Mr. Finley's employment upon the expiration of the term thereof, then Mr. Finley was entitled to receive a severance payment of $100,000.

     Effective as of October 1, 1998, the Company amended its employment agreement with Mr. Finley to increase Mr. Finley's annual salary from $150,000 to $250,000 and to increase Mr. Finley's severance payment in the event Mr. Finley does not elect not to renew his employment agreement at the expiration of the term thereof and the Company does not elect to renew Mr. Finley's employment upon the expiration of the term thereof from $100,000 to $350,000. The $350,000 severance payment to Mr. Finley would also become due if Mr. Finley's employment agreement is terminated by reason of the

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

Company's breach thereof. If Mr. Finley elects not be renew the employment agreement upon the expiration of the term thereof, Mr. Finley will be entitled to a severance payment of $250,000. The amended employment agreement with Mr. Finley also provides that (i) if the Company elects not to renew the employment agreement with Mr. Finley upon the expiration of the term thereof, (ii) Mr. Finley terminates the employment agreement due to a "change in control" of the Company or MKP or (iii) the Company terminates the employment agreement in breach of the terms thereof, then in addition to the cash severance payments provided for, Mr. Finley will be entitled to receive common stock of the Company, with "piggy-back" registration rights, equal in value to the difference, if any, between the fair market value of all stock and warrants of the Company then owned by Mr. Finley and $1,000,000.

     In October, 1994, MKP entered into executive employment agreements with each of Ms. Michaelson and Ms. Kelbick for a term of three years ending October 17, 1997. Under the terms of the agreements, the initial annual salary of Ms. Michaelson and Ms. Kelbick was $80,000. The annual base salary payable to each of Ms. Michaelson and Ms. Kelbick was subsequently increased to $115,000. Effective as of September 11, 1997, MKP entered into a new three year employment agreement with each of Ms. Michaelson and Ms. Kelbick which expires on September 10, 2000. Under these agreements, the initial annual base salary payable to each of Ms. Michaelson and Ms. Kelbick is $150,000, subject to periodic increases as shall be determined by MKP's Board of Directors. The employment agreements further provide for an annual incentive compensation payment to Ms. Michaelson and Ms. Kelbick not to exceed 30% in the aggregate, determined annually by the Board of Directors, (such percentage initially established at 30%) of the net income before taxes of MKP as if MKP was not a member of the Company's consolidated group. Ms. Michaelson and Ms. Kelbick have the option to take all or a portion of the bonus in the Company's securities.

     Pursuant to the September 1997 executive employment agreements if either Ms. Michaelson or Ms. Kelbick does not elect not to renew her respective employment agreement with MKP at the expiration of the term and MKP elects not to renew the employment agreement, the respective executive will be entitled to receive a severance payment in the amount of $250,000. The employment agreements provide each of Ms. Michaelson and Ms. Kelbick with a clothing expense allowance of $10,000 for each year of the term of the agreement and a leased automobile throughout the term.

     In the event of the termination of employment of either Ms. Michaelson or Ms. Kelbick by reason of a "change in control" (as such term is defined in the employment agreement) of MKP or the Company, or certain other events, then in addition to paying all salary and accrued benefits through the date of termination of employment, MKP shall be obligated to pay to the employee, as severance pay, an amount equal to 200% of the employee's annual base salary rate in effect as of the date of termination and to maintain through the remaining balance of the term of the employment agreement (but not less than two years from the date of termination of the employee's employment agreement) all employee benefit plans and programs in which the employee was entitled to participate. The Company has issued 20 shares of MKP and 200,000 shares of the Company, in the aggregate, to Ms. Michaelson and Ms. Kelbick.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Effective as of October 1, 1998, MKP entered into amendments of the employment agreements with each of Ms. Michaelson and Ms. Kelbick. Pursuant to the amendments, the annual base salary payable to each of Ms. Michaelson and Ms. Kelbick was increased to $250,000 and the annual clothing allowance for each of Ms. Michaelson and Ms. Kelbick was increased from $10,000 to $15,000. Additionally, the severance payment required if either Ms. Michaelson or Ms. Kelbick does not elect not to renew her respective employment agreement with MKP at the expiration of the term and MKP elects not to renew the employment agreement was increased from $250,000 to $350,000.

     The $350,000 severance payment would also become due to each of Ms. Michaelson and Ms. Kelbick if the employment of such employee is terminated by reason of MKP's breach of the employment agreement with such employee. Additionally, if either Ms. Michaelson or Ms. Kelbick elects not to renew her respective employment agreement with MKP at the expiration of the term, the respective employee will be entitled to receive a severance payment of $250,000. If the employment of either Ms. Michaelson or Ms. Kelbick shall be terminated for any reason other than "for cause" by MKP, then the respective employee shall be entitled to continued payment of the annual incentive compensation payment for a period of six (6) months after termination based upon MKP's net income before taxes for projects which were active on the date of termination.

NOTE I -- RESTRICTED CASH AND CONTINGENCIES

     At December 31, 1998, $180,000 was invested in a Certificate of Deposit and is pledged as security for a letter of credit issued in connection with the lease for office space (see Note G). The $180,000 Certificate of Deposit is included on the balance sheet under the caption, other assets. This exceeds the federally insured limit.

NOTE J -- CONCENTRATION OF CREDIT RISK

     The Company maintains its cash and cash equivalents with a major financial institution. The balance at times may exceed federally insured limits. The company performs periodic evaluations of the relative credit standing of this financial institution and limits the amount of credit exposure.

NOTE K -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value amounts of cash and cash equivalents, prepaid expenses and accrued expenses approximate fair value because of the short maturity of these items.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

NOTE L -- EARNINGS (LOSS) PER SHARE INFORMATION

     The calculation of basic and diluted earnings (loss) per share is as follows:

                                                   1998          1997
                                                ----------    ----------
Net income (loss) available to Common share
  owners......................................  $2,107,707    $ (550,738)
                                                ----------    ----------
Average shares outstanding(a).................   8,967,367     7,987,741
Dilutive securities
  Stock options and warrants..................     184,821            --
                                                ----------    ----------
Average shares outstanding assuming
  dilution(b).................................   9,152,188     7,987,741
                                                ==========    ==========

-------------------------

(a) Used to compute basic earnings (loss) per share.

(b) Used to compute diluted earnings per share.

     Excluded from 1997 computation was 70,000 of stock options and 1,952,649 of warrants which would be antidilutive.

NOTE M -- CHANGE IN FISCAL YEAR

     In February 1998, the Company's Board of Directors unanimously approved a resolution to change the Company's fiscal year end from September 30 to December 31.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                            MARCH 31, 1999 AND 1998

                                                         1999           1998
                                                      -----------    -----------
                                                                     (UNAUDITED)
                                                      (UNAUDITED)    (RESTATED)
ASSETS
Current assets
  Cash and cash equivalents.........................  $ 4,560,760    $ 1,627,979
  Accounts receivable...............................    1,847,395      1,808,324
  Prepaid expenses and other current assets.........       65,071         99,807
                                                      -----------    -----------
     Total current assets...........................    6,473,226      3,536,110
Property and equipment, net of accumulated
  depreciation......................................      209,070        197,391
Software development costs..........................           --        135,605
Investment in subsidiary............................      695,070        513,186
Other assets........................................      306,086        299,694
                                                      -----------    -----------
                                                      $ 7,683,452    $ 4,681,986
                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses.............  $ 2,333,948    $ 2,018,079
                                                      -----------    -----------
     Total current liabilities......................    2,333,948      2,018,079
                                                      -----------    -----------
Minority interest in consolidated subsidiaries......      915,046        516,646
                                                      -----------    -----------
Stockholders' equity
  Common stock -- authorized 50,000,000 shares of
     $.01 par value per share: issued and
     outstanding 9,471,534 as of March 31, 1999;
     8,021,534 as of March 31, 1998.................       94,715         80,215
  Additional paid in capital........................    7,756,261      7,480,761
  Accumulated (deficit).............................   (3,416,518)    (5,413,715)
                                                      -----------    -----------
     Total stockholders' equity.....................    4,434,458      2,147,261
                                                      -----------    -----------
                                                      $ 7,683,452    $ 4,681,986
                                                      ===========    ===========

See the accompanying notes to the financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998

                                                           1999           1998
                                                        -----------    -----------
                                                                       (UNAUDITED)
                                                        (UNAUDITED)    (RESTATED)
Revenues..............................................  $3,390,389     $4,488,550
                                                        ----------     ----------
Costs and expenses
  Cost of revenues....................................   2,257,354      3,362,796
  Salaries and related expenses.......................     350,588        347,130
  Selling, general and administrative.................     355,545        218,246
                                                        ----------     ----------
                                                         2,963,487      3,928,172
                                                        ----------     ----------
  Operating income....................................     426,902        560,378
                                                        ----------     ----------
Other income (expense):
  Interest income.....................................      25,514         14,198
  Minority interest in earnings of subsidiaries.......    (138,000)      (148,600)
                                                        ----------     ----------
                                                          (112,486)      (134,402)
                                                        ----------     ----------
Income before income taxes............................     314,416        425,976
Income taxes..........................................      41,784         42,834
                                                        ----------     ----------
Net income............................................  $  272,632     $  383,142
                                                        ==========     ==========
Earnings per common share:
  Basic...............................................       $.029          $.048
  Diluted.............................................       $.026           $.048

See the accompanying notes to the financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998

                                                         1999           1998
                                                      -----------    -----------
                                                                     (UNAUDITED)
                                                      (UNAUDITED)    (RESTATED)
Cash flows from operating activities:
  Net income........................................  $   272,632    $   383,142
Adjustments to reconcile net cash provided by (used
  in) operating activities:
  Depreciation and amortization.....................       27,986         21,738
  Minority interest in earnings of consolidated
     subsidiaries...................................      138,000        148,600
  Increase (decrease) in cash flows from operating
     activities resulting from changes in:
  Accounts receivable...............................   (1,504,612)    (1,087,708)
  Prepaid expenses and other current assets.........      (33,796)       (20,697)
  Other assets......................................        1,999             --
  Accounts payable and accrued expenses.............     (507,240)       109,926
                                                      -----------    -----------
Net cash provided by (used in) operating
  activities........................................   (1,605,031)      (444,999)
                                                      -----------    -----------
Cash flows from investing activities:
  Acquisition of equipment..........................      (23,326)       (16,054)
  Investment in subsidiary..........................      (98,031)      (167,186)
                                                      -----------    -----------
Net cash used in investing activities...............     (121,357)      (183,240)
                                                      -----------    -----------
Net increase (decrease) in cash.....................   (1,726,388)      (628,239)
Cash and cash equivalents, beginning of period......    6,287,148      2,256,218
                                                      -----------    -----------
Cash and cash equivalents, end of period............  $ 4,560,760    $ 1,627,979
                                                      ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid for income taxes........................  $    26,000    $    23,000
                                                      ===========    ===========

See the accompanying notes to the financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998

                               COMMON STOCK        ADDITIONAL
                           ---------------------    PAID IN     ACCUMULATED
                            SHARES     PAR VALUE    CAPITAL       DEFICIT       TOTAL
                           ---------   ---------   ----------   -----------   ----------
Balance, January 1,
  1999...................  9,471,534    $94,715    $7,756,261   $(3,689,150)  $4,161,826
Net income...............         --         --            --       272,632      272,632
                           ---------    -------    ----------   -----------   ----------
Balance, March 31,
  1999...................  9,471,534    $94,715    $7,756,261   $(3,416,518)  $4,434,458
                           =========    =======    ==========   ===========   ==========
Balance, January 1,
  1998...................  8,021,534    $80,215    $7,480,761   $(5,796,857)  $1,764,119
Net income (Restated)....         --         --            --       383,142      383,142
                           ---------    -------    ----------   -----------   ----------
Balance, March 31,
  1998...................  8,021,534    $80,215    $7,480,761   $(5,413,715)  $2,147,261
                           =========    =======    ==========   ===========   ==========

See the accompanying notes to the financial statements.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998

NOTE A -- ORGANIZATION AND BUSINESS

     Financial Performance Corporation (the "Company") through its subsidiaries currently markets merger communications services and computer software to the financial services industry. The Company was incorporated in New York on August 14, 1984. The Company ceased operations from February 1990 through November 1992.

     During the fiscal year ended September 30, 1995, the Company established three eighty percent owned subsidiaries, Michaelson Kelbick Partners Inc. ("MKP"), FPC Information Corp. ("FPC Information") and Aspen Capital Management, LLC ("Aspen").

     MKP was formed and commenced operations in October 1994. MKP is engaged in providing specialized merger communications and marketing services to the financial services industry (see Note B (1)).

     FPC Information was formed in November 1994 for the purpose of marketing the Company's software products.

     In October 1997, the Company's investment in FPC Information was reduced from eighty percent to fifty percent, as a result of a $225,000 additional investment by the minority shareholder. The Company has the option to repurchase a thirty percent equity interest in FPC Information Corp. exercisable at any time prior to September 30, 1999 at the fair market value of such interest, but in no event less than $225,000.

     Aspen was formed in January 1995 as an international sponsor of cash management funds and planned to engage in the development, investment management and administration of such funds. Aspen, which was in the development stage, ceased operations in September 1996.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Financial Performance Corporation and Subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in FPC Information Corp. is accounted for by the equity method.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Condensed financial information of its eighty percent owned subsidiary, MKP, excluding intercompany eliminations, as of March 31, 1999 and 1998 and for the three months then ended, is as follows:

                                                   1999          1998
                                                ----------    ----------
Cash..........................................  $3,837,000    $1,610,000
Accounts receivable...........................   1,847,000     1,808,000
Other assets..................................          --        15,000
Accounts payable..............................   1,979,000     1,657,000
Revenues......................................   3,390,000     4,489,000
Operating costs...............................   3,038,000     4,116,000
Net income....................................     336,000       345,000

     Intercompany management fees of $286,000 and $293,000 were included in operating costs for the three months ended March 31, 1999 and 1998, respectively. These amounts were eliminated upon consolidation.

     Condensed financial information for the Company's other subsidiary, FPC Information Corp. for the three months ended March 31, 1999 and 1998 has not been separately disclosed. This entity had no revenues and its assets and liabilities are immaterial.

(2) RECLASSIFICATION OF CERTAIN ITEMS

     Certain items in the Company's financial statements for the three months ended March 31, 1998 have been restated to conform the presentation of such financial statements with the Company's financial statements for the three months ended March 31, 1999.

(3) REVENUE RECOGNITION

     Revenue from software products is recognized upon delivery to the customer, provided that no significant vendor obligations remain, and collection of the resulting receivable is deemed probable.

(4) SOFTWARE DEVELOPMENT COSTS AND AMORTIZATION

     Costs associated with software development subsequent to the establishment of technological feasibility, including enhancements to software products, are capitalized and amortized as required by Statement of Financial Accounting Standards No. 86. Costs incurred prior to achieving technological feasibility are expensed as incurred and classified as research and development costs. There were no research and development costs incurred for the years ended March 31, 1999 and 1998.

     Amortization of capitalized software development costs is generally provided on a product-by-product basis at the greater of the amount computed by using the ratio that current gross revenue bears to the total current and anticipated gross revenue of the product or on the straight-line method over the sixty-month estimated useful life of the product commencing when the product is available for general release to customers.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Software Development Costs are summarized as follows:

                                                     1999        1998
                                                   --------    --------
Balance, beginning of period.....................  $     --    $135,605
  Additions......................................        --          --
  Amortization...................................        --          --
                                                   --------    --------
Balance, end of period...........................  $     --    $135,605
                                                   ========    ========

(5) EARNINGS PER COMMON SHARE

     Basic earnings per common share was calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share was calculated by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

(6) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(7) ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(8) DEPRECIATION AND AMORTIZATION

     Property and equipment are stated at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets, 5 to 7 years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period. The cost of maintenance and repairs is charged to operations as incurred. Significant renewals and betterments are capitalized.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Amortization of an intangible asset, a customer list of $164,000, included on the balance sheet under the caption, other assets, is being amortized on the straight line basis, over ten years.

     Property and equipment consists of the following:

                                                     1999        1998
                                                   --------    --------
Computer equipment...............................  $192,513    $123,329
Furniture and fixtures...........................   183,305     155,581
Leasehold improvements...........................    33,977      33,977
                                                   --------    --------
                                                    409,795     312,887
Less: accumulated depreciation and
  amortization...................................   200,725     115,496
                                                   --------    --------
                                                   $209,070    $197,391
                                                   ========    ========

(9) INCOME TAXES

     Income taxes are computed in accordance with the provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires, among other things, a liability approach to calculating deferred income taxes. SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     At December 31, 1998, the Company has net operating loss carryforwards of approximately $3,567,000, which expire in various years through 2012, available to offset future taxable income. Certain provisions of the tax law may limit the net operating loss carryforwards available for use in any given year in the event of a significant change in ownership interest. At December 31, 1998, the Company had a deferred tax asset amounting to approximately $1,700,000. The deferred tax asset consists primarily of net operating loss carryforwards and has been fully offset by a valuation allowance of the same amount.

     The income tax expense for the for the three months ended March 31, 1999 and 1998 represents state and local income taxes on the income of MKP.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

NOTE C -- SIGNIFICANT CUSTOMERS

     For the three months ended March 31, 1999, two customers of the Company's subsidiary, MKP, accounted for 84% of the Company's consolidated revenues in the following respective percentages:

Customer A.......................................  10%
Customer B.......................................  74%
                                                   ---
                                                   84%
                                                   ===

     The total accounts receivable from these customers at March 31, 1999 amounted to 86% of the total accounts receivable balance.

NOTE D -- WARRANTS TO PURCHASE COMMON STOCK

     At March 31, 1999, the Company had outstanding warrants as follows:

                                           EXERCISE
NUMBER OF SHARES                            PRICE       EXPIRATION DATE
----------------                           --------    ------------------
 250,000.................................   $ .50      November 30, 1999
 550,000.................................     .50       October 31, 2001
 725,000.................................    1.00      September 15, 2006
 20,000..................................    1.00      September 16, 2006
 200,000.................................     .50      September 15, 2010

NOTE E -- INCENTIVE STOCK OPTION PLAN

     In March 1988, the Company adopted a stock option plan. The plan provides for the granting of options to purchase up to 140,000 shares of common stock to key employees, officers and directors at an exercise price equal to fair market value at the date of grant. The right to exercise options granted under the plan commences one year from the date of the grant and such options are exercisable in increments of 25% each year provided employment with the Company is continuous. The plan expired by its terms in October 1998.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Presented below is a summary of the status of the Company's stock options for the three months ended March 31, 1999 and 1998:

                                              1999                   1998
                                       -------------------    -------------------
                                                  WEIGHTED               WEIGHTED
                                       SHARES     AVERAGE     SHARES     AVERAGE
                                        UNDER     EXERCISE     UNDER     EXERCISE
                                       OPTIONS     PRICE      OPTIONS     PRICE
                                       -------    --------    -------    --------
Balance, beginning of period.........       --       $--       70,000     $2.31
Granted..............................       --       --            --        --
Exercised............................       --       --            --        --
Expired..............................       --       --            --        --
                                       -------       --       -------     -----
Balance, end of period...............       --       $--       70,000     $2.31
                                       =======       ==       =======     =====

NOTE F -- EMPLOYEE BENEFIT PLANS

     In September 1996, the Company established a non-contributory pension and profit sharing plan for the benefit of eligible full-time employees. The plan provides for annual contributions to a trust fund, which are based upon a percentage of qualifying employees' annual compensation. Total contributions are limited to the maximum amount deductible for federal income tax purposes.

     The plan was terminated in March, 1997.

     In January, 1997, the Company established a 401(k) salary deferred benefit plan covering substantially all employees who have met certain requirements. The plan requires Company contributions equal to 50% to a maximum of 3% of each participant's contribution percentage.

     In September, 1997, the Company amended its 401(k) plan to provide a provision for discretionary profit sharing plan contributions. Total contributions to the plan, (401(k) and profit sharing), were $127,000 and $82,000 for the years ended December 31, 1998 and 1997, respectively.

NOTE G -- COMMITMENTS

     The Company has commitments under non-cancelable operating leases for office space and equipment, which expire on October 31, 2006 and September 30, 2000, respectively. The office lease includes provisions requiring the Company to pay a proportionate share of increases in real estate taxes and operating expenses over base period amounts.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

     Minimum payments for the leased properties for subsequent years are as follows:

                 YEARS ENDING DECEMBER 31,
                 -------------------------
1999.......................................................  $  281,000
2000.......................................................     281,000
2001.......................................................     374,000
2002.......................................................     415,000
2003.......................................................     419,000
Thereafter.................................................   1,292,000
                                                             ----------
                                                             $3,062,000
                                                             ==========

     Rent and equipment leasing expense was $88,000 for the three months ended March 31, 1999 and 1998.

NOTE H -- RESTRICTED CASH AND CONTINGENCIES

     At March 31, 1999, $180,000 was invested in a Certificate of Deposit and is pledged as security for a letter of credit issued in connection with the lease for office space (see Note G). The $180,000 Certificate of Deposit is included on the balance sheet under the caption, other assets. This exceeds the federally insured limit.

NOTE I -- CONCENTRATION OF CREDIT RISK

     The Company maintains its cash and cash equivalents with a major financial institution. The balance at times may exceed federally insured limits. The company performs periodic evaluations of the relative credit standing of this financial institution and limits the amount of credit exposure.

NOTE J -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value amounts of cash and cash equivalents, prepaid expenses and accrued expenses approximate fair value because of the short maturity of these items.

               FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

NOTE K -- EARNINGS PER SHARE INFORMATION

     The calculation of basic and diluted earnings per share is as follows:

                                                          1999           1998
                                                       -----------    ----------
Net income available to Common share owners..........  $   272,632    $  383,142
                                                       -----------    ----------
Average shares outstanding(a)........................    9,471,534     8,021,532
Dilutive securities
  Stock options and warrants(c)......................      903,000            --
                                                       -----------    ----------
Average shares outstanding assuming dilution(b)......   10,374,534     8,021,532
                                                       ===========    ==========

-------------------------

(a) Used to compute basic earnings per share.

(b) Used to compute diluted earnings per share.

(c) Excluded for 1998 because exercise price exceeded market value.

NOTE L -- CHANGE IN FISCAL YEAR

     In February 1998, the Company changed the Company's fiscal year end from September 30 to December 31.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       FINANCIAL PERFORMANCE CORPORATION

                        3,006,000 SHARES OF COMMON STOCK

         --------------------------------------------------------------

                        SELLING STOCKHOLDERS' PROSPECTUS

         --------------------------------------------------------------

                                           , 1999

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY BROKER, DEALER, AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAVE BEEN NO CHANGES IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New York Business Corporation Law ("NYBCL"), in general, allows corporations to indemnify their officers and directors against any judgment, fine, settlement or reasonable expenses incurred in any non-derivative civil or criminal action, or against any settlement or reasonable expenses in any derivative civil action, if the officer or director acted in good faith and for a purpose that such person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action, the officer or director must have had no reasonable cause to believe that that person's conduct was unlawful. Partial indemnification is allowed in cases where the officer or director was partially successful in defeating the claim. The NYBCL establishes procedures for determining whether the standard of conduct has been met in the particular case, for timely notification of shareholders, for prepayment of expenses and for payment pursuant to a court order or as authorized by disinterested directors or the shareholders. The NYBCL also provides that it is not exclusive of any other rights to which an officer or director may be entitled under the certificate of incorporation or by-laws or pursuant to an agreement, resolution of shareholders or resolution or directors which are authorized by the certificate of incorporation or by-laws; provided that no indemnification may be made if a judgment or other final adjudication adverse to the officer or director establishes that person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that that person personally gained in fact a financial profit or other advantage to which that person was not legally entitled.

     The Company's Certificate of Incorporation and By-Laws contain provisions exculpating the Company's directors from liability to the Company's shareholders for certain actions taken or omitted by them and indemnifying the Company's officers and directors against judgments, fines, amounts paid in settlement and reasonable attorneys' fees incurred in the defense of certain actions and proceedings related to the sale of the Common Stock offered hereby.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers pursuant to the foregoing, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be incurred and borne by FPC in connection with the sale of the shares offered hereby. All amounts shown are estimates, except for the Securities and Exchange Commission filing fees.

Securities and Exchange Commission filing fee..............  $   530.00
Legal fees and expenses....................................  $40,000.00
Accounting fees and expenses...............................  $10,000.00
Blue Sky fees and expenses.................................  $ 5,000.00
Printing and engraving expenses............................  $15,000.00
Miscellaneous..............................................  $ 9,470.00
                                                             ----------
     Total.................................................  $80,000.00
                                                             ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following paragraphs set forth certain information with respect to securities sold by FPC within the past three years preceding the filing of this Registration Statement, in transactions that were not registered under the Securities Act.

     Unless otherwise indicated, there were no underwriters or placement agents with respect to these transactions and the securities were issued in transactions not involving public offerings in reliance on exemptions from registration provided by Section 4(2) of the Securities Act.

     1. On September 16, 1996, we issued to Ms. Michaelson warrants to purchase 200,000 shares of common stock with an exercise price of $1.00 per share, exercisable until September 15, 2006. Ms. Michaelson is a managing director of MKP. The warrants were issued for past services she performed for us.

     2. On September 16, 1996, we issued to Ms. Kelbick warrants to purchase 200,000 shares of common stock with an exercise price of $1.00 per share, exercisable until September 15, 2006. Ms. Kelbick is a managing director of MKP. The warrants were issued for past services she performed for us.

     3. In July 1996, Duncan Burke and Richard Levy, respectively, each received 20,000 shares of common stock for past services rendered to the company.

     4. In September 1996, Messrs. Burke and Levy each received warrants to purchase 50,000 shares of common stock at $1.00 per share exercisable until September 15, 2006, for past services rendered to the company.

     5. In September 1996, Philip L. Hage, a former director of the company, received warrants to purchase 25,000 shares of common stock at $1.00 per share, exercisable until September 15, 2006. Mr. Hage received the warrants in consideration for past services performed for the company.

     6. In November 1997, we issued to each of Richard Levy and Duncan Burke warrants to purchase 50,000 shares of common stock at $0.50 per share, exercisable until November 1999, together with "piggyback" registration rights as to the shares of common stock underlying the warrants. They each received the warrants in consideration for past services rendered to the company.

     7. In October 1998, we issued to each of Richard Levy, Duncan Burke, Ottavio Serena and Gary S. Friedman, warrants to purchase 100,000 shares of common stock at $0.50 per share, exercisable until October 31, 2001. Such warrants may be exercised on a "cashless" basis and are entitled to "piggyback" registration rights as to the shares of common stock underlying the warrants. The warrants were issued in consideration for past services rendered to us.

     8. In October 1998, we issued to Ottavio Serena warrants to purchase an additional 100,000 shares of common stock, exercisable on the same terms as the other warrants issued to him in October 1998, as compensation for investment banking and consulting services Mr. Serena furnished to us.

     9. In October 1998, we issued to Charlotte Tuck warrants to purchase 50,000 shares of common stock at $0.50 per share, exercisable until October 31, 2001. Such warrants may be exercised on a "cashless" basis and are entitled to "piggyback" registration rights as to the shares of common stock underlying the warrants. The warrants were issued in consideration for past services rendered to us. Ms. Tuck is our employee and is the wife of Ottavio Serena, one of our directors.

   10. On September 16, 1996, we issued to Mr. Finley warrants to purchase 200,000 shares of common stock with an exercise price of $1.00 per share, exercisable until September 15, 2006. We registered all of the shares of common stock underlying the warrants issued to Mr. Finley under a registration statement which was declared effective in February 1997. That registration statement is no longer current. The warrants were issued in consideration for past services rendered to us.

   11. In November 1996, we issued Van Kasper & Company ("Van Kasper") a three-year warrant to purchase 150,000 shares of common stock with an exercise price of $0.50 per share. This warrant expires in November 1999. We registered the shares of common stock underlying the warrant under a registration statement filed which was declared effective in February 1997. The registration statement is no longer current. The warrants were issued pursuant to an advisory agreement between Van Kasper and FPC.

   12. In November 1996, we entered into a non-exclusive advisory agreement with Laidlaw Equities, Inc. ("Laidlaw") which provided that Laidlaw would render general corporate advice to us and proposed to act as a placement agent in connection with potential acquisition financing. Pursuant to the terms of the agreement, we issued Laidlaw a three-year warrant to purchase 150,000 shares of common stock with an exercise price of $0.50 per share. We registered the shares of common stock underlying the warrant under a registration statement which was declared effective in February 1997. The registration statement is no longer current. During the Company's fiscal year ended September 30, 1997, we advised Laidlaw that Laidlaw had abrogated the provisions of this agreement and that the three-year warrant issued to Laidlaw had been cancelled.

13(a). In March 1996, we issued Robert S. Trump (i) 1,000,000 shares of common stock upon exercise of warrants in consideration of an aggregate purchase price of $500,000; and (ii) 1,000,000 shares of common stock upon conversion of approximately $1,000,000 of indebtedness under an outstanding promissory note. Mr. Trump is the beneficial owner of approximately 58.7% of our outstanding common stock.

       (b) In June 1996, Mr. Trump converted an additional $517,474 of our indebtedness into 517,474 shares of common stock at a conversion price of $1.00 per share.

       (c) In November 1996, we issued Mr. Trump 400,000 shares of common stock upon the exchange of a promissory note in consideration of approximately $0.3125 per share. We also issued to Mr. Trump an additional 164,614 shares of common stock upon the conversion of outstanding debt in the aggregate amount of $164,614.

       (d) In March 1998, Mr. Trump purchased from us 1,000,000 shares of common stock for a purchase price of $0.20 per share. This sale was part of our private placement of 1,400,000 shares of common stock referred to in item 14 below.

        14. In March 1998, in addition to the 1,00,000 shares of common stock purchased by Robert Trump as indicated in item 13(d) above, Samaritan Holdings, Ltd. and Jan Van Eck purchased from us 300,000 and 100,000 shares of common stock, respectively, for a purchase price of $0.20 per share.

ITEM 27.  EXHIBITS.

     The following is a list of Exhibits filed as a part of this Registration
Statement:

  3.1   Certificate of Incorporation dated August 9, 1984
        (incorporated by reference to Exhibit 3.1 to Registration
        Statement on Form S-8, No. 33-7778).
  3.2   Amendment to Certificate of Incorporation dated August 29,
        1984 (incorporated by reference to Exhibit (i) to
        Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1988).
  3.3   Amendment to Certificate of Incorporation dated July 1, 1986
        (incorporated by reference to Exhibit 3.3 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1996).
  3.4   Amendment to Certificate of Incorporation dated March 14,
        1988 (incorporated by reference to Exhibit 3.4 to the
        Company's Report on Form 10-KSB for the Company's fiscal
        year ended September 30, 1996).
  3.5   Amendment to Certificate of Incorporation dated September
        13, 1996 (incorporated by reference to Exhibit 3.5 to the
        Company's Report on Form 10-KSB for the Company's fiscal
        year ended September 30, 1996).
  3.6   By-laws (incorporated by reference to Exhibit 3.2 to
        Registration Statement on Form S-8, No. 33-7778).
  3.7   Amendment to By-Laws dated July 1995 (incorporated by
        reference to Exhibit 3.7 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1996).
  4.1   Specimen Certificate of Common Stock (incorporated by
        reference to Exhibit 4.1 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1996).
  4.2   Incentive Stock Option Plan (incorporated by reference to
        Exhibit 4.7 to Registration Statement on Form S-1, No.
        33-20886).
 *5.1   Opinion of Baer Marks & Upham LLP re: validity of shares.

 10.1   Agreement between Marine Midland Bank, N.A. and William F.
        Finley (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-18, No. 33-7778).
 10.2   Form of Indemnification Agreement between Registrant and its
        Officers and Directors (incorporated by reference to Exhibit
        10.35 to Registration Statement on Form S-1, No. 33-20886).
 10.3 Promissory Note due on May 1, 1989 in the principal amount of $50,000 executed by the Registrant in favor of Marvin M.
        Reiss (incorporated by reference to Exhibit 10.41 to Amendment No. 2 to Registration Statement on Form S-1, No.
        33-20886).
 10.4 Promissory Note due on November 1, 1989 in the principal amount of $50,000 executed by the Registrant in favor of William F. Finley (incorporated by reference to Exhibit 10.4 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.5 Promissory Note due on November 1, 1989 in the principal amount of $50,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.5 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.6 Form of Subscription Agreement dated as of June 23, 1989 between the Registrant and Julius London (incorporated by reference to Exhibit 10.6 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.7 Form of Subscription Agreement dated as of June 23, 1989 between the Registrant and Marie Monell (incorporated by reference to Exhibit 10.7 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.8 Promissory Note due on November 1, 1989 in the principal amount of $12,500 executed by the Registrant in favor of Paul M. Diamond (incorporated by reference to Exhibit 10.8 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.9 Promissory Note due on November 1, 1989 in the principal amount of $10,000 executed by the Registrant in favor of Paul M. Diamond (incorporated by reference to Exhibit 10.9 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.10 Promissory Note due on November 1, 1989 in the principal amount of $2,500 executed by the Registrant in favor of Paul
        M. Diamond (incorporated by reference to Exhibit 10.10 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.11 Promissory Note due on November 1, 1989 in the principal amount of $30,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.11 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.12 Promissory Note due on November 1, 1989 in the principal amount of $20,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.12 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).

 10.13 Promissory Note due on November 1, 1989 in the principal amount of $10,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.13 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.14 Promissory Note due on November 1, 1989 in the principal amount of $15,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.14 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.15 Demand Promissory Note in the principal amount of $5,000 executed by the Registrant in favor of Marvin M. Reiss
        (incorporated by reference to Exhibit 10.15 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1993).
 10.16 Form of Exchangeable Note due on December 31, 1995 in the principal amount of $125,000 executed by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.16 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.17  Security Agreement dated as of January 7, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.17 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.18  Letter Agreement dated January 7, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.18 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.19  Warrant Agreement dated as of January 7, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.19 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.20  Subscription Agreement dated as of June 1, 1993 between the
        Registrant and Henry T. Doherty (incorporated by reference to Exhibit 10.20 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.21  Subscription Agreement dated as of June 1, 1993 between the
        Registrant and Nick Varsames (incorporated by reference to Exhibit 10.21 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.22  Letter Agreement dated September 1, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.22 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.23  Warrant Agreement dated as of September 1, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.23 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.24 Form of Subscription Agreement dated September 22, 1993 between the Registrant and Henry T. Doherty (incorporated by reference to Exhibit 10.24 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).

 10.25 Term Note in the principal amount of $112,397.27 executed by the Registrant in favor of The Rebot Corporation
        (incorporated by reference to Exhibit 10.25 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1993).
 10.26 Form of Warrant dated as of September 30, 1993 between the Registrant and Rebot Corporation (incorporated by reference to Exhibit 10.26 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.27 Term Note in the principal amount of $38,418.40 executed by the Registrant in favor of William F. Finley (incorporated by reference to Exhibit 10.27 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September
        30, 1993).
 10.28 Form of Warrant dated as of September 30, 1993 between the Registrant and William F. Finley (incorporated by reference to Exhibit 10.28 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.29  Letter Agreement dated September 30, 1993 between the
        Registrant and Paul M. Diamond (incorporated by reference to
        Exhibit 10.29 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.30 Form of Warrant dated as of September 30, 1993 between the Registrant and Paul M. Diamond (incorporated by reference to
        Exhibit 10.30 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.31 Form of Warrant dated as of November 11, 1993 between the Registrant and Paul M. Diamond (incorporated by reference to
        Exhibit 10.31 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.32 Form of Warrant dated as of November 11, 1993 between the Registrant and William F. Finley (incorporated by reference to Exhibit 10.32 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.33 Form of Warrant dated as of November 11, 1993 between the Registrant and Marvin M. Reiss (incorporated by reference to
        Exhibit 10.33 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.34 Form of Warrant dated as of November 11, 1993 between the Registrant and Alan M. Swiedler (incorporated by reference to Exhibit 10.34 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.35 Form of Warrant dated as of November 11, 1993 between the Registrant and Susan M. Michaelson (incorporated by reference to Exhibit 10.35 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.36 Form of Warrant dated as of November 11, 1993 between the Registrant and Leonard Gartner (incorporated by reference to Exhibit 10.36 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).

 10.37 Form of Warrant dated as of November 11, 1993 between the Registrant and Ted Prince (incorporated by reference to Exhibit 10.37 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.38 Form of Subscription Agreement dated November 17, 1993 between the Registrant and Henry T. Doherty (incorporated by reference to Exhibit 10.38 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.39 Form of Subscription Agreement dated February 28, 1994 between the Registrant and Robert S. Trump (incorporated by reference to Exhibit 10.39 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 36,
        1993).
 10.40  Letter Agreement dated November 24, 1992 between the
        Registrant and Management Technologies, Incorporated
        (incorporated by reference to Exhibit 10.40 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1993).
 10.41  Agreement dated April 29, 1994 between the Registrant and
        New Paradigm Software Corporation (incorporated by reference to the Registrant's Report on Form 10-QSB for the Quarter
        Ended March 31, 1994).
 10.42  Occupancy Agreement dated October 10, 1994 between the
        Registrant and New Paradigm Software Corp. (incorporated by reference to Exhibit 10.42 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).
 10.43  Letter agreement dated October 10, 1994 between the
        Registrant and New Paradigm Software Corp. (incorporated by reference to Exhibit 10.43 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).
 10.44  Letter agreement dated August 10, 1994 between the
        Registrant and Management Technologies, Inc. concerning the conversion of the MARS(TM)-product to Windows IBM
        (incorporated by reference to Exhibit 10.44 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.45 $150,000 Secured Promissory Note dated July 21, 1994 issued by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.45 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September
        30, 1994).
 10.46 Letter agreement dated July 21, 1994 between the Registrant and Robert S. Trump concerning $125,000 Exchangeable Note dated January 7, 1993 (incorporated by reference to Exhibit
        10.46 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.47 $280,000 Secured Promissory Note dated October 17, 1994 issued by the Registrant in favor of Robert S. Trump
        (incorporated by reference to Exhibit 10.47 to the Company's
        Report, on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.48 $150,000 Secured Promissory Note dated December 13, 1994 issued by the Registrant in favor of Robert S. Trump
        (incorporated by reference to Exhibit 10.48 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).

 10.49  $149,791.67 Amended and Restated Exchangeable Note dated
        January 1, 1995 issued by the Registrant in favor of Robert
        S. Trump (incorporated by reference to Exhibit 10.49 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.50 $156,708.37 Amended and Restated Secured Promissory Note dated January 1, 1995 issued by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.50 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.51 $250,000 Secured Promissory Note dated January 11, 1995 issued by the Registrant in favor of Robert S. Trump
        (incorporated by reference to Exhibit 10.51 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.52  Letter agreement dated December 29, 1994 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.52 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1994).
 10.53  Letter agreement dated January 13, 1995 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.53 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1994).
 10.54  Letter agreement dated January 13, 1995 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.54 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1994).
 10.55 Letter of Intent dated October 17, 1994 by and among the Registrant, Hillary Kelbick and Susan Michaelson concerning
        Michaelson Kelbick Partners Inc. (then known as FPC
        Consulting Corp.) (incorporated by reference to Exhibit
        10.55 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.56 Managing Director's Agreement dated October 17, 1994 by and among Michaelson Kelbick Partners Inc. (then known as FPC
        Consulting Corp.), Susan Michaelson and the Registrant
        (incorporated by reference to Exhibit 10.56 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.57 Managing Director's Agreement dated October 17, 1994 by and among Michaelson Kelbick Partners Inc. (then known as FPC
        Consulting Corp.), Hillary Kelbick and the Registrant
        (incorporated by reference to Exhibit 10.57 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.58 Shareholders Agreement dated as of January 5, 1995 by and among the Registrant, Aspen Capital Management Corp. (then known as FPC Funds Corp.), Richard J. Loos and Sean P.
        Brennan (incorporated by reference to Exhibit 10.58 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.59  Executive Employment Agreement dated January 5, 1995 between
        Aspen Capital Management Corp. (then known as FPC Funds
        Corp.), the Registrant and Richard J. Loos (incorporated by reference to Exhibit 10.59 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).

 10.60  Executive Employment Agreement dated January 5, 1995 between
        Aspen Capital Management Corp. (then known as FPC Funds
        Corp.), the Registrant and Sean P. Brennan (incorporated by reference to Exhibit 10.60 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).
 10.61 $250,000 Secured Promissory Note dated April 6, 1995 issued by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.14 to Report of Form 10-QSB for fiscal quarter ended March 31, 1995).
 10.62 Letter agreement dated May 3, 1995 between the Registrant and New Paradigm Software Corp. (incorporated by reference to Exhibit 10.15 to Report on Form 10-QSB for fiscal quarter ended March 31, 1995).
 10.63  Agreement dated July 28, 1995 by and among the Company,
        Scott Rhodes, Scott Rhodes d/b/a "Metamorphic Computing",
        Scott Rhodes d/b/a "Metamorphic Systems", Scott Rhodes d/b/a
        "MCC", Scott Rhodes d/b/a "Metamorphic Computing Corp." and
        Metamorphic Computing Corp. (incorporated by reference to
        Exhibit to Report on Form 10-KSB for fiscal year ended
        September 30, 1995).
 10.64 Form of Warrant dated as of September 15, 1995 between the Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.64 to Report on Form 10-KSB for fiscal year ended
        September 30, 1995).
 10.65 Form of Warrant dated as of September 15, 1995 between the Registrant and William F. Finley (incorporated by reference to Exhibit 10.65 to Report on Form 10-KSB for fiscal year ended September 30, 1995).
 10.66 Letter dated March 29, 1996 from Robert S. Trump regarding conversion of debt into equity (incorporated by reference to Exhibit 10.66 to Report on Form 10-KSB for fiscal year ended
        September 30, 1996).
 10.67 Letter dated June 20, 1996 from Robert S. Trump regarding conversion of debt into equity (incorporated by reference to Exhibit 10.67 to Report on Form 10-KSB for fiscal year ended
        September 30, 1996).
 10.68 General Form of Subscription Agreement used in private placements in 1996 (incorporated by reference to Exhibit
        10.68 to Report on Form 10-KSB for fiscal year ended
        September 30, 1996).
 10.69  Form of Warrant Agreement for Warrants issued in September
        1996 (incorporated by reference to Exhibit 10.69 to Report on Form 10-KSB for fiscal year ended September 30, 1996).
 10.70  Letter agreement dated November 12, 1996 with Robert S.
        Trump regarding exercise of Restated Exchangeable Note dated
        January 1, 1995 and conversion of debt into equity
        (incorporated by reference to Exhibit 10.70 to Report on Form 10-KSB for fiscal year ended September 30, 1996).
 10.71  Executive Employment Agreement dated as of September 11,
        1997 between the Registrant and William F. Finley
        (incorporated by reference to Exhibit 10.71 to Report on Form 10-KSB for fiscal year ended September 30, 1997).
 10.72 Managing Director's Agreement dated as of September 11, 1997 between the Registrant's subsidiary, MKP, and Susan
        Michaelson (incorporated by reference to Exhibit 10.72 to Report on Form 10-KSB for fiscal year ended September 30,
        1997).

 10.73 Managing Director's Agreement dated as of September 11, 1997 between the Registrant's subsidiary, MKP, and Hillary
        Kelbick (incorporated by reference to Exhibit 10.73 to Report on Form 10-KSB for fiscal year ended September 30,
        1997).
 10.74 Form of Warrant dated as of December 29, 1997 issued to Duncan Burke (incorporated by reference to Exhibit 10.74 to
        Report on Form 10-KSB for fiscal year ended September 30,
        1997).
 10.75 Form of Warrant dated as of December 29, 1997 issued to Richard Levy (incorporated by reference to Exhibit 10.75 to
        Report on Form 10-KSB for fiscal year ended September 30,
        1997).
 10.76 Stock Purchase Agreement dated as of October 1, 1997 by and between the Company and Robert S. Trump (incorporated by reference to Exhibit 10.76 to Report on Form 10-KSB for fiscal year ended September 30, 1997).
 10.77 First Amendment to Executive Employment Agreement by and among the Company, FPC Information Corp. and William F.
        Finley dated as of October 1, 1998 (incorporated by reference to Exhibit 10.77 to Report on Form 10-QSB for the fiscal quarter ended September 30, 1998).
 10.78 First Amendment to Managing Director's Agreement between MKP and Susan Michaelson dated as of October 1, 1998
        (incorporated by reference to Exhibit 10.78 to Report on Form 10-QSB for the fiscal quarter ended September 30,
        1998).
 10.79 First Amendment to Managing Director's Agreement between MKP and Hillary Kelbick dated as of October 1, 1998
        (incorporated by reference to Exhibit 10.79 to Report on Form 10-QSB for the fiscal quarter ended September 30,
        1998).
 10.80  Restated and Amended Shareholders Agreement dated as of
        October 18, 1994 by and among MKP, Susan Michaelson, Hillary
        Kelbick and the Company, effective as of October 1, 1998
        (incorporated by reference to Exhibit 10.80 to Report on Form 10-QSB for the fiscal quarter ended September 30,
        1998).
 10.81 Form of Warrant dated as of October 21, 1998 between the Registrant and Richard Levy (incorporated by reference to Exhibit 10.81 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
 10.82 Form of Warrant dated as of October 21, 1998 between the Registrant and Duncan G. Burke (incorporated by reference to
        Exhibit 10.82 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
 10.83 Form of Warrant dated as of October 21, 1998 between the Registrant and Ottavio Serena (incorporated by reference to Exhibit 10.83 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
 10.84 Form of Warrant dated as of October 21, 1998 between the Registrant and Gary S. Friedman (incorporated by reference to Exhibit 10.84 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
 10.85 Form of Warrant dated as of October 21, 1998 between the Registrant and Charlotte Tuck (incorporated by reference to Exhibit 10.85 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
 10.86 Form of Warrant Agreement dated as of October 21, 1998 covering warrants issued to Richard Levy, Duncan G. Burke,
        Ottavio Serena, Gary S. Friedman and Charlotte Tuck
        (incorporated by reference to Exhibit 10.86 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).

    10.87  Restated and Amended Executive Employment Agreement between the Registrant and William F.
           Finley (incorporated by reference to Exhibit 10.87 to Report on Form 10-QSB for the fiscal quarter ended March 31, 1999).
   *21.1   Subsidiaries of the Company.
   *23.1   Consent of Goldstein and Morris, Independent Accountants.
   *23.2   Consent of Baer Marks & Upham LLP (included in Exhibit 5.1).
   *24.1   Power of Attorney (Included on the signature page of this Registration Statement).

-------------------------

* Filed herewith.

ITEM 28.  UNDERTAKINGS.

     (a) Financial Performance Corporation hereby undertakes the following:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act, any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the Offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of FPC pursuant to the foregoing provisions, or otherwise, FPC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by FPC of expenses incurred or paid by a director, officer or controlling person of FPC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, FPC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) That it will:

          (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form prospectus filed by Financial Performance Corporation under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the Common Stock at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on June 22, 1999.

                                          FINANCIAL PERFORMANCE   CORPORATION

                                          By:     /s/ WILLIAM F. FINLEY
                                            ------------------------------------
                                                     William F. Finley
                                                Chief Executive Officer and
                                                          President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints William F. Finley, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, to sign in any and all capacities any and all amendments (including posteffective amendments) to this Registration Statement on Form SB-2 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                     SIGNATURE                                     TITLE                    DATE
                     ---------                                     -----                    ----

               /s/ WILLIAM F. FINLEY                 Chief Executive Officer and        June 22, 1999
---------------------------------------------------    President (Principal Executive
                 William F. Finley                     Officer and Principal Financial
                                                       Accounting Officer)

                 /s/ RICHARD LEVY                    Secretary and Director             June 22, 1999
---------------------------------------------------
                   Richard Levy

                /s/ DUNCAN G. BURKE                  Vice President and Director        June 22, 1999
---------------------------------------------------
                  Duncan G. Burke

                /s/ OTTAVIO SERENA                   Director                           June 22, 1999
---------------------------------------------------
                  Ottavio Serena

                          INDEX TO EXHIBITS FILED WITH
                        FORM SB-2 REGISTRATION STATEMENT


  3.1   Certificate of Incorporation dated August 9, 1984
        (incorporated by reference to Exhibit 3.1 to Registration
        Statement on Form S-8, No. 33-7778).
  3.2   Amendment to Certificate of Incorporation dated August 29,
        1984 (incorporated by reference to Exhibit (i) to
        Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1988).
  3.3   Amendment to Certificate of Incorporation dated July 1, 1986
        (incorporated by reference to Exhibit 3.3 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1996).
  3.4   Amendment to Certificate of Incorporation dated March 14,
        1988 (incorporated by reference to Exhibit 3.4 to the
        Company's Report on Form 10-KSB for the Company's fiscal
        year ended September 30, 1996).
  3.5   Amendment to Certificate of Incorporation dated September
        13, 1996 (incorporated by reference to Exhibit 3.5 to the
        Company's Report on Form 10-KSB for the Company's fiscal
        year ended September 30, 1996).
  3.6   By-laws (incorporated by reference to Exhibit 3.2 to
        Registration Statement on Form S-8, No. 33-7778).
  3.7   Amendment to By-Laws dated July 1995 (incorporated by
        reference to Exhibit 3.7 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1996).
  4.1   Specimen Certificate of Common Stock (incorporated by
        reference to Exhibit 4.1 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1996).
  4.2   Incentive Stock Option Plan (incorporated by reference to
        Exhibit 4.7 to Registration Statement on Form S-1, No.
        33-20886).
 *5.1   Opinion of Baer Marks & Upham LLP re: validity of shares.
 10.1   Agreement between Marine Midland Bank, N.A. and William F.
        Finley (incorporated by reference to Exhibit 10.12 to
        Registration Statement on Form S-18, No. 33-7778).
 10.2   Form of Indemnification Agreement between Registrant and its
        Officers and Directors (incorporated by reference to Exhibit
        10.35 to Registration Statement on Form S-1, No. 33-20886).
 10.3   Promissory Note due on May 1, 1989 in the principal amount of $50,000 executed by the Registrant in favor of Marvin M.
        Reiss (incorporated by reference to Exhibit 10.41 to
        Amendment No. 2 to Registration Statement on Form S-1, No.
        33-20886).
 10.4   Promissory Note due on November 1, 1989 in the principal
        amount of $50,000 executed by the Registrant in favor of
        William F. Finley (incorporated by reference to Exhibit 10.4 to the Company's Report on Form 10-KSB for the Company's
        fiscal year ended September 30, 1993).
 10.5   Promissory Note due on November 1, 1989 in the principal
        amount of $50,000 executed by the Registrant in favor of
        Marvin M. Reiss (incorporated by reference to Exhibit 10.5 to the Company's Report on Form 10-KSB for the Company's
        fiscal year ended September 30, 1993).

 10.6 Form of Subscription Agreement dated as of June 23, 1989 between the Registrant and Julius London (incorporated by reference to Exhibit 10.6 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.7 Form of Subscription Agreement dated as of June 23, 1989 between the Registrant and Marie Monell (incorporated by reference to Exhibit 10.7 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.8 Promissory Note due on November 1, 1989 in the principal amount of $12,500 executed by the Registrant in favor of Paul M. Diamond (incorporated by reference to Exhibit 10.8 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.9 Promissory Note due on November 1, 1989 in the principal amount of $10,000 executed by the Registrant in favor of Paul M. Diamond (incorporated by reference to Exhibit 10.9 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.10 Promissory Note due on November 1, 1989 in the principal amount of $2,500 executed by the Registrant in favor of Paul
        M. Diamond (incorporated by reference to Exhibit 10.10 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.11 Promissory Note due on November 1, 1989 in the principal amount of $30,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.11 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993),
 10.12 Promissory Note due on November 1, 1989 in the principal amount of $20,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.12 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.13 Promissory Note due on November 1, 1989 in the principal amount of $10,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.13 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.14 Promissory Note due on November 1, 1989 in the principal amount of $15,000 executed by the Registrant in favor of Marvin M. Reiss (incorporated by reference to Exhibit 10.14 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.15 Demand Promissory Note in the principal amount of $5,000 executed by the Registrant in favor of Marvin M. Reiss
        (incorporated by reference to Exhibit 10.15 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1993).
 10.16 Form of Exchangeable Note due on December 31, 1995 in the principal amount of $125,000 executed by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.16 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.17  Security Agreement dated as of January 7, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.17 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).

 10.18  Letter Agreement dated January 7, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.18 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.19  Warrant Agreement dated as of January 7, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.19 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.20  Subscription Agreement dated as of June 1, 1993 between the
        Registrant and Henry T. Doherty (incorporated by reference to Exhibit 10.20 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.21  Subscription Agreement dated as of June 1, 1993 between the
        Registrant and Nick Varsames (incorporated by reference to Exhibit 10.21 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.22  Letter Agreement dated September 1, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.22 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.23  Warrant Agreement dated as of September 1, 1993 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.23 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.24 Form of Subscription Agreement dated September 22, 1993 between the Registrant and Henry T. Doherty (incorporated by reference to Exhibit 10.24 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.25 Term Note in the principal amount of $112,397.27 executed by the Registrant in favor of The Rebot Corporation
        (incorporated by reference to Exhibit 10.25 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1993).
 10.26 Form of Warrant dated as of September 30, 1993 between the Registrant and Rebot Corporation (incorporated by reference to Exhibit 10.26 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.27 Term Note in the principal amount of $38,418.40 executed by the Registrant in favor of William F. Finley (incorporated by reference to Exhibit 10.27 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September
        30, 1993).
 10.28 Form of Warrant dated as of September 30, 1993 between the Registrant and William F. Finley (incorporated by reference to Exhibit 10.28 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.29  Letter Agreement dated September 30, 1993 between the
        Registrant and Paul M. Diamond (incorporated by reference to
        Exhibit 10.29 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).

 10.30 Form of Warrant dated as of September 30, 1993 between the Registrant and Paul M. Diamond (incorporated by reference to
        Exhibit 10.30 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.31 Form of Warrant dated as of November 11, 1993 between the Registrant and Paul M. Diamond (incorporated by reference to
        Exhibit 10.31 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.32 Form of Warrant dated as of November 11, 1993 between the Registrant and William F. Finley (incorporated by reference to Exhibit 10.32 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.33 Form of Warrant dated as of November 11, 1993 between the Registrant and Marvin M. Reiss (incorporated by reference to
        Exhibit 10.33 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.34 Form of Warrant dated as of November 11, 1993 between the Registrant and Alan M. Swiedler (incorporated by reference to Exhibit 10.34 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1993).
 10.35 Form of Warrant dated as of November 11, 1993 between the Registrant and Susan M. Michaelson (incorporated by reference to Exhibit 10.35 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.36 Form of Warrant dated as of November 11, 1993 between the Registrant and Leonard Gartner (incorporated by reference to Exhibit 10.36 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.37 Form of Warrant dated as of November 11, 1993 between the Registrant and Ted Prince (incorporated by reference to Exhibit 10.37 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1993).
 10.38 Form of Subscription Agreement dated November 17, 1993 between the Registrant and Henry T. Doherty (incorporated by reference to Exhibit 10.38 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1993).
 10.39 Form of Subscription Agreement dated February 28, 1994 between the Registrant and Robert S. Trump (incorporated by reference to Exhibit 10.39 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 36,
        1993).
 10.40  Letter Agreement dated November 24, 1992 between the
        Registrant and Management Technologies, Incorporated
        (incorporated by reference to Exhibit 10.40 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1993).
 10.41  Agreement dated April 29, 1994 between the Registrant and
        New Paradigm Software Corporation (incorporated by reference to the Registrant's Report on Form 10-QSB for the Quarter
        Ended March 31, 1994).

 10.42  Occupancy Agreement dated October 10, 1994 between the
        Registrant and New Paradigm Software Corp. (incorporated by reference to Exhibit 10.42 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).
 10.43  Letter agreement dated October 10, 1994 between the
        Registrant and New Paradigm Software Corp. (incorporated by reference to Exhibit 10.43 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).
 10.44  Letter agreement dated August 10, 1994 between the
        Registrant and Management Technologies, Inc. concerning the conversion of the MARS(TM)-product to Windows IBM
        (incorporated by reference to Exhibit 10.44 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.45 $150,000 Secured Promissory Note dated July 21, 1994 issued by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.45 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September
        30, 1994).
 10.46 Letter agreement dated July 21, 1994 between the Registrant and Robert S. Trump concerning $125,000 Exchangeable Note dated January 7, 1993 (incorporated by reference to Exhibit
        10.46 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.47 $280,000 Secured Promissory Note dated October 17, 1994 issued by the Registrant in favor of Robert S. Trump
        (incorporated by reference to Exhibit 10.47 to the Company's
        Report, on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.48 $150,000 Secured Promissory Note dated December 13, 1994 issued by the Registrant in favor of Robert S. Trump
        (incorporated by reference to Exhibit 10.48 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.49  $149,791.67 Amended and Restated Exchangeable Note dated
        January 1, 1995 issued by the Registrant in favor of Robert
        S. Trump (incorporated by reference to Exhibit 10.49 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.50 $156,708.37 Amended and Restated Secured Promissory Note dated January 1, 1995 issued by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.50 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.51 $250,000 Secured Promissory Note dated January 11, 1995 issued by the Registrant in favor of Robert S. Trump
        (incorporated by reference to Exhibit 10.51 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.52  Letter agreement dated December 29, 1994 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.52 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1994).
 10.53  Letter agreement dated January 13, 1995 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.53 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1994).

 10.54  Letter agreement dated January 13, 1995 between the
        Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.54 to the Company's Report on Form 10-KSB for the
        Company's fiscal year ended September 30, 1994).
 10.55 Letter of Intent dated October 17, 1994 by and among the Registrant, Hillary Kelbick and Susan Michaelson concerning
        Michaelson Kelbick Partners Inc. (then known as FPC
        Consulting Corp.) (incorporated by reference to Exhibit
        10.55 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.56 Managing Director's Agreement dated October 17, 1994 by and among Michaelson Kelbick Partners Inc. (then known as FPC
        Consulting Corp.), Susan Michaelson and the Registrant
        (incorporated by reference to Exhibit 10.56 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.57 Managing Director's Agreement dated October 17, 1994 by and among Michaelson Kelbick Partners Inc. (then known as FPC
        Consulting Corp.), Hillary Kelbick and the Registrant
        (incorporated by reference to Exhibit 10.57 to the Company's
        Report on Form 10-KSB for the Company's fiscal year ended
        September 30, 1994).
 10.58 Shareholders Agreement dated as of January 5, 1995 by and among the Registrant, Aspen Capital Management Corp. (then known as FPC Funds Corp.), Richard J. Loos and Sean P.
        Brennan (incorporated by reference to Exhibit 10.58 to the Company's Report on Form 10-KSB for the Company's fiscal year ended September 30, 1994).
 10.59  Executive Employment Agreement dated January 5, 1995 between
        Aspen Capital Management Corp. (then known as FPC Funds
        Corp.), the Registrant and Richard J. Loos (incorporated by reference to Exhibit 10.59 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).
 10.60  Executive Employment Agreement dated January 5, 1995 between
        Aspen Capital Management Corp. (then known as FPC Funds
        Corp.), the Registrant and Sean P. Brennan (incorporated by reference to Exhibit 10.60 to the Company's Report on Form
        10-KSB for the Company's fiscal year ended September 30,
        1994).
 10.61 $250,000 Secured Promissory Note dated April 6, 1995 issued by the Registrant in favor of Robert S. Trump (incorporated by reference to Exhibit 10.14 to Report of Form 10-QSB for fiscal quarter ended March 31, 1995).
 10.62 Letter agreement dated May 3, 1995 between the Registrant and New Paradigm Software Corp. (incorporated by reference to Exhibit 10.15 to Report on Form 10-QSB for fiscal quarter ended March 31, 1995).
 10.63  Agreement dated July 28, 1995 by and among the Company,
        Scott Rhodes, Scott Rhodes d/b/a "Metamorphic Computing",
        Scott Rhodes d/b/a "Metamorphic Systems", Scott Rhodes d/b/a
        "MCC", Scott Rhodes d/b/a "Metamorphic Computing Corp." and
        Metamorphic Computing Corp. (incorporated by reference to
        Exhibit to Report on Form 10-KSB for fiscal year ended
        September 30, 1995).
 10.64 Form of Warrant dated as of September 15, 1995 between the Registrant and Robert S. Trump (incorporated by reference to
        Exhibit 10.64 to Report on Form 10-KSB for fiscal year ended
        September 30, 1995).

 10.65 Form of Warrant dated as of September 15, 1995 between the Registrant and William F. Finley (incorporated by reference to Exhibit 10.65 to Report on Form 10-KSB for fiscal year ended September 30, 1995).
 10.66 Letter dated March 29, 1996 from Robert S. Trump regarding conversion of debt into equity (incorporated by reference to Exhibit 10.66 to Report on Form 10-KSB for fiscal year ended
        September 30, 1996).
 10.67 Letter dated June 20, 1996 from Robert S. Trump regarding conversion of debt into equity (incorporated by reference to Exhibit 10.67 to Report on Form 10-KSB for fiscal year ended
        September 30, 1996).
 10.68 General Form of Subscription Agreement used in private placements in 1996 (incorporated by reference to Exhibit
        10.68 to Report on Form 10-KSB for fiscal year ended
        September 30, 1996).
 10.69  Form of Warrant Agreement for Warrants issued in September
        1996 (incorporated by reference to Exhibit 10.69 to Report on Form 10-KSB for fiscal year ended September 30, 1996).
 10.70  Letter agreement dated November 12, 1996 with Robert S.
        Trump regarding exercise of Restated Exchangeable Note dated
        January 1, 1995 and conversion of debt into equity
        (incorporated by reference to Exhibit 10.70 to Report on Form 10-KSB for fiscal year ended September 30, 1996).
 10.71  Executive Employment Agreement dated as of September 11,
        1997 between the Registrant and William F. Finley
        (incorporated by reference to Exhibit 10.71 to Report on Form 10-KSB for fiscal year ended September 30, 1997).
 10.72 Managing Director's Agreement dated as of September 11, 1997 between the Registrant's subsidiary, MKP, and Susan
        Michaelson (incorporated by reference to Exhibit 10.72 to Report on Form 10-KSB for fiscal year ended September 30,
        1997).
 10.73 Managing Director's Agreement dated as of September 11, 1997 between the Registrant's subsidiary, MKP, and Hillary
        Kelbick (incorporated by reference to Exhibit 10.73 to Report on Form 10-KSB for fiscal year ended September 30,
        1997).
 10.74 Form of Warrant dated as of December 29, 1997 issued to Duncan Burke (incorporated by reference to Exhibit 10.74 to
        Report on Form 10-KSB for fiscal year ended September 30,
        1997).
 10.75 Form of Warrant dated as of December 29, 1997 issued to Richard Levy (incorporated by reference to Exhibit 10.75 to
        Report on Form 10-KSB for fiscal year ended September 30,
        1997).
 10.76 Stock Purchase Agreement dated as of October 1, 1997 by and between the Company and Robert S. Trump (incorporated by reference to Exhibit 10.76 to Report on Form 10-KSB for fiscal year ended September 30, 1997).
 10.77 First Amendment to Executive Employment Agreement by and among the Company, FPC Information Corp. and William F.
        Finley dated as of October 1, 1998 (incorporated by reference to Exhibit 10.77 to Report on Form 10-QSB for the fiscal quarter ended September 30, 1998).
 10.78 First Amendment to Managing Director's Agreement between MKP and Susan Michaelson dated as of October 1, 1998
        (incorporated by reference to Exhibit 10.78 to Report on Form 10-QSB for the fiscal quarter ended September 30,
        1998).

    10.79  First Amendment to Managing Director's Agreement between MKP and Hillary Kelbick dated as of
           October 1, 1998 (incorporated by reference to Exhibit 10.79 to Report on Form 10-QSB for the fiscal quarter ended September 30, 1998).
    10.80  Restated and Amended Shareholders Agreement dated as of October 18, 1994 by and among MKP,
           Susan Michaelson, Hillary Kelbick and the Company, effective as of October 1, 1998
           (incorporated by reference to Exhibit 10.80 to Report on Form 10-QSB for the fiscal quarter ended September 30, 1998).
    10.81  Form of Warrant dated as of October 21, 1998 between the Registrant and Richard Levy
           (incorporated by reference to Exhibit 10.81 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
    10.82  Form of Warrant dated as of October 21, 1998 between the Registrant and Duncan G. Burke
           (incorporated by reference to Exhibit 10.82 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
    10.83  Form of Warrant dated as of October 21, 1998 between the Registrant and Ottavio Serena
           (incorporated by reference to Exhibit 10.83 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
    10.84  Form of Warrant dated as of October 21, 1998 between the Registrant and Gary S. Friedman
           (incorporated by reference to Exhibit 10.84 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
    10.85  Form of Warrant dated as of October 21, 1998 between the Registrant and Charlotte Tuck
           (incorporated by reference to Exhibit 10.85 to Report on Form 10-KSB for the fiscal year ended December 31, 1998).
    10.86  Form of Warrant Agreement dated as of October 21, 1998 covering warrants issued to Richard
           Levy, Duncan G. Burke, Ottavio Serena, Gary S. Friedman and Charlotte Tuck (incorporated by reference to Exhibit 10.86 to Report on Form 10-KSB for the fiscal year ended December 31,
           1998).
    10.87  Restated and Amended Executive Employment Agreement between the Registrant and William F.
           Finley (incorporated by reference to Exhibit 10.87 to Report on Form 10-QSB for the fiscal quarter ended March 31, 1999).
   *21.1   Subsidiaries of the Company.
   *23.1   Consent of Goldstein and Morris, Independent Accountants.
   *23.2   Consent of Baer Marks & Upham LLP (included in Exhibit 5.1).
   *24.1   Power of Attorney (Included on the signature page of this Registration Statement).

-------------------------

* Filed herewith.